UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Fox Corporation

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November 12, 2020 at 10:00 a.m. (Pacific Time)

Zanuck Theatre at the FOX Studio Lot

10201 West Pico Boulevard, Los Angeles, California 90035

Fox Corporation 1211 Avenue of the Americas New York, New York, 10036 (212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 12, 2020

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Fox Corporation (the “Company”) will be held on November 12, 2020 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at the FOX Studio Lot, 10201 West Pico Boulevard, Los Angeles, California 90035.

At the Annual Meeting, the Company’s stockholders will be asked to:

•	elect the seven Directors identified in this proxy statement to the Company’s Board of Directors;

•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021;

•	approve, on an advisory basis, named executive officer compensation; and

•	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock (“Class B Common Stock”) at the close of business on September 14, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to notice and to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

To support the health and well-being of our stockholders, directors and employees, the Company may take certain precautions in connection with the Annual Meeting, which will take into account the then-current status of the COVID-19 pandemic. Details of any such precautions will be posted on our website in due course: https://investor.foxcorporation.com/annual-meeting.

Important Information for Holders of Class B Common Stock

It is important that your shares of Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at https://investor.foxcorporation.com/annual-meeting. If you would like to attend the Annual Meeting in person, please refer to the information regarding admission requirements, transportation and other logistical information contained in the Company’s proxy statement in the section titled “Information About the Annual Meeting.”

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please select the “Email Alerts” link in the “Resources” section of the Company’s website at https://investor.foxcorporation.com. We highly recommend that you consider electronic delivery of these documents as it reduces the amount of paper used and mailed to your home.

Laura A. Cleveland

Senior Vice President and

Corporate Secretary

New York, New York

September 23, 2020

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET OR, IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words. Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the impact of coronavirus disease 2019 and other widespread health emergencies or pandemics and measures to contain their spread. For more detailed information about these factors, see Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Caution Concerning Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Forward-looking statements in this proxy statement speak only as of the date hereof. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.

EXECUTIVE SUMMARY

This proxy statement is first being made available to stockholders on or about September 23, 2020 in connection with the solicitation by the Board of Directors (the “Board”) of Fox Corporation of proxies for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Except as otherwise indicated or where the context otherwise requires, in this proxy statement, “FOX,” the “Company,” “we,” “us” and “our” refer to Fox Corporation; “you,” “your,” “yours” and other words of similar import refer to holders of Class B Common Stock; and “fiscal” refers to the applicable fiscal year ended June 30.

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

2020 Annual Meeting of Stockholders

Date and Time:	November 12, 2020 at 10:00 a.m. (Pacific Time)
Place:	Zanuck Theatre at the FOX Studio Lot, 10201 West Pico Boulevard, Los Angeles, California 90035
Record Date:	September 14, 2020
Voting:

Holders of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), are entitled to one vote per share on all matters to be presented at the Annual Meeting.

Holders of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) are not entitled to vote on the matters to be presented at the Annual Meeting. The Class A Common Stock and Class B Common Stock are referred to collectively in this proxy statement as the “Common Stock.”

Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of Directors	7	Majority of votes cast	FOR each Director nominee
Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year Ending June 30, 2021	21	Majority of votes cast	FOR
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation	25	Majority of votes cast	FOR

Board Nominees

Director	Director Since	Independent	Committee Memberships
			A	C	NCG
K. Rupert Murdoch AC	2019
Lachlan K. Murdoch	2019
Chase Carey	2019
Anne Dias	2019	✓	✓	✓	✓
Roland A. Hernandez	2019	✓	Chair		✓
Jacques Nasser AC	2019	✓ (Lead Independent Director)	✓	Chair
Paul D. Ryan	2019	✓		✓	Chair

A = Audit Committee

C = Compensation Committee

NCG = Nominating and Corporate Governance Committee

2020 Proxy Statement	1

Background

FOX became a standalone publicly traded company on March 19, 2019, when Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) distributed, on a pro rata basis, all the issued and outstanding common stock of the Company to 21CF stockholders. Following the distribution, the Company’s Class A Common Stock and Class B Common Stock began trading independently on The Nasdaq Global Select Market. We refer to the foregoing as the “Transaction.” In connection with the Transaction, the Company was formed with a focused portfolio of domestic media assets in live news, sports and entertainment programming, and the remaining 21CF assets were acquired by The Walt Disney Company (“Disney”) through a series of transactions contemplated by the amended and restated merger agreement (the “21CF Disney Merger Agreement”) among 21CF, Disney and certain Disney subsidiaries, pursuant to which, among other things, 21CF became a wholly-owned subsidiary of Disney (the “Disney Merger”).

Fiscal 2020 Business Highlights

Our overriding success in fiscal 2020 was the successful establishment of FOX in its first full fiscal year as a standalone publicly traded company. The formation of FOX created a focused company that produces and distributes compelling live news, sports and entertainment content through our primary iconic brands, FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The breadth and depth of our footprint allows us to deliver content that engages and informs audiences, develops deeper consumer relationships and creates more compelling product offerings. FOX also continued to focus on growth in fiscal 2020, investing in both organic and external opportunities, while maintaining an efficient capital structure and providing appropriate returns of capital to stockholders.

As we worked to establish this foundation, we simultaneously began executing against the Company’s strategic goals. In fiscal 2020, despite the impact of the coronavirus disease 2019 (“COVID-19”) pandemic, FOX delivered strong operational and financial performance and immediately began making progress towards our fundamental priorities of delivering quality live programming to power our core brands, securing value for our content and positioning ourselves for long-term growth. Our fiscal 2020 highlights include:

•

The Company posted strong operational and financial results for its first full year as a standalone public company following the successful separation from 21CF in late fiscal 2019, reflecting FOX’s distinctive and focused portfolio of leadership brands and an industry-leading growth profile, in addition to its strong balance sheet and robust free cash flow generation.

•

FOX News has been the #1 national cable news network for over 18 years and finished fiscal 2020 as the #1 cable network and #1 cable news network in total viewers in total day and primetime, achieving its largest audiences ever driven by strong ratings from its political and COVID-19 coverage. In addition, in June 2020 FOX News was the leading primetime network in all of television among total viewers, the first time a cable network has led all broadcast networks in ratings for a month. FOX News Digital saw its highest performance ever across all major key performance indicators, including unique devices, page views, video starts and total time spent, over the course of fiscal 2020, driven by continued investment in its digital properties, including a rebranded FOX Business.

•

FOX Sports was once again the leader in marquee live sports broadcasts, including the FIFA Women’s World Cup, the MLB World Series and a record Super Bowl LIV, which was watched by approximately 150 million unique multiplatform viewers and generated one of the highest revenue days in television history. During the Fall (August 31, 2019 – December 31, 2019), FOX Sports programming on the FOX Network generated nearly 193 billion minutes of live event viewing, 62% more than second-best CBS and 75% more than ESPN. In addition, viewership of Saturday College Football games on the FOX Network was up 15% as we successfully pivoted to a differentiated strategy with FOX Big Noon Saturday.

•

FOX Entertainment programming ranked #1 among all broadcast network primetime entertainment programming for the 2019-2020 broadcast season in the key Adults 18-49 demographic. This is only the second time on record that a broadcast network’s entertainment programming has moved from last to first in one season, driven by the top broadcast network entertainment series The Masked Singer and the four highest rated new entertainment series in LEGO Masters, 911: Lone Star, Prodigal Son and The Masked Singer: After The Mask.

•

FOX Television Stations ended the year with a market presence in 14 of the top 15 Nielsen-designated market areas (“DMAs”) and played a pivotal role in covering the COVID-19 pandemic across 18 markets, while serving a national audience with the latest news and related information via CoronavirusNow.com. Additionally, FOX Television Stations increased the number of news hours per week by 20 hours across its core stations. It also completed targeted investments across its digital portfolio, including the recent upgrade of its suite of websites and mobile apps, and the launch of FOX Soul, the group’s first advertising-supported video-on-demand (“AVOD”) service, featuring programming focused on the African American community.

2	2020 Proxy Statement

•

The Company continued to generate robust affiliate fee growth of 7%, led by the Television segment, and aided by the successful renewal of agreements with Charter Communications, Inc. (“Charter”), Cox Communications, Inc. (“Cox”), DISH Network Corporation (“DISH”), the National Cable Television Cooperative (the “NCTC”), Nexstar Media Group, Inc. (“Nexstar”), Sinclair Broadcast Group, Inc. (“Sinclair”) and Verizon Communications Inc. (“Verizon”). The Company also renewed its distribution agreement with Comcast Corporation (“Comcast”) under terms that will take effect in fiscal 2021. Additionally, with the launch of FOX News and FOX Business on Sling, the Company’s key networks are now distributed on all major online multi-channel video programming distributor platforms, further reflecting the “must have” nature of the Company’s content.

Other fiscal 2020 highlights include the following actions and initiatives:

•

The Company entered into sports gaming by partnering with The Stars Group, which has launched FOX Bet Super 6, a national free-to-play game, and the FOX Bet wagering app in New Jersey, Pennsylvania and Colorado. The Stars Group subsequently merged with Flutter. The Company now owns approximately 3% of Flutter and maintains valuable options to acquire up to 50% of The Stars Group’s U.S. business and approximately 18.5% of FanDuel Group, a majority-owned subsidiary of Flutter.

•

The Company completed the acquisition of 67% of the equity in Credible Labs, Inc. (“Credible”), a leading U.S. consumer finance marketplace. The Credible acquisition, and its subsequent integration, is an example of the Company’s commitment to extend and deepen its digital engagement beyond traditional linear platforms by investing in adjacent businesses. Credible’s marketplace is playing a featured role in the rebranded FOX Business suite of digital products and other integrations across the FOX portfolio of brands.

•

To advance one of its strategic priorities to deliver content directly to consumers, the Company acquired Tubi, Inc. (“Tubi”), a leading AVOD service with over 200 million hours streamed in June 2020, while divesting its passive stake in Roku, Inc. Tubi provides the Company with a 100% owned digital platform to access a wider digital audience and to further the reach of its content, including The Masked Singer. The Company will consider additional opportunities to extend its content expertise on Tubi in the months ahead.

•

The Company acquired three television stations in Seattle, Washington and Milwaukee, Wisconsin and divested its two stations in Charlotte, North Carolina in a transaction with Nexstar. The transaction expanded FOX Television Stations’ market presence to 14 of the top 15 DMAs. The Seattle and Milwaukee DMAs overlap with key FOX Sports markets. It also further aligned our station portfolio with our key sports rights, including the NFL, MLB and NCAA Football. As an example, FOX Television Stations now covers 14 of the NFL’s 16 National Football Conference markets.

•

The Company established a $2 billion stock repurchase program and through March 2020 repurchased $600 million of Class A Common Stock and Class B Common Stock following the successful execution of a stockholders agreement by and between FOX and the Murdoch Family Trust (the “MFT”), which limits the potential accretion of voting power by the MFT and Murdoch family members through market purchases or as an indirect result of repurchases by the Company of shares of Class B Common Stock (the “Stockholders Agreement”). The Company returned approximately $880 million of capital to its stockholders through the stock repurchase program and the Company’s semi-annual dividend.

•

The Company also raised $1.2 billion through the issuance of $600 million of 3.05% Senior Notes due 2025 and $600 million of 3.50% Senior Notes due 2030. Net cash provided by operating activities was $2.37 billion and the Company ended the year with $4.65 billion of cash and cash equivalents on its balance sheet.

•

FOX developed and published in September 2020 its inaugural Corporate Social Responsibility Report, which describes the FOX community engagement vision that defines our company and reports what we do to positively impact our viewers, our business partners, our employees, our stockholders and the communities we serve.

Despite the impact of COVID-19 on our business, the performance of our brands and content reinforce our belief that we will emerge from the pandemic in a position of strength. We believe that our brands’ achievements combined with our strong balance sheet provide the financial strength to navigate through the near-term impacts of the pandemic and provide us with a strong financial and operating platform to invest in growth in the years ahead.

Our Dedication to Helping Those Impacted by COVID-19

The outbreak of the COVID-19 pandemic has resulted in widespread and continuing negative impacts on the macroeconomic environment and our businesses. FOX is mindful of the impact of the pandemic not only on our company but all our stakeholders, including our stockholders, our employees, our viewers, our business partners and the communities we serve.

2020 Proxy Statement	3

Without requesting or accessing governmental assistance such as the federal Paycheck Protection Program, FOX has taken a number of actions that are designed to responsibly protect the Company’s business and financial condition for the future as well as support ongoing capital returns to stockholders, including:

Actions Related to Executive and Director Compensation

•

On April 22, 2020, our named executive officers voluntarily agreed to forgo 100% of their base salaries from May 1, 2020 until September 30, 2020, an action that reduced their aggregate base salaries by $6 million ($2.3 million during fiscal 2020).

•	Our non-executive directors voluntarily agreed to suspend any increase in their compensation for fiscal 2021.

•	Our key senior executives reporting directly to the Executive Chairman and Chief Executive Officer agreed to forgo 50% of their base salaries from May 1, 2020 until September 30, 2020.

•	Other executives at the Vice President level and above volunteered to reduce their base salaries by 15% from May 1, 2020 through July 31, 2020.

•	FOX suspended compensation increases for all employees throughout the Company through June 30, 2021 and implemented a freeze on new hires.

Actions Related to Our Employees

•

Our main priority remains the health, safety and well-being of our approximately 9,000 colleagues and we are continuing to take actions to protect and ensure their well-being, particularly for those reporters and journalists who are out in the community informing the country about the COVID-19 pandemic at both the national and local level.

•

We have also been able to support our employees in a variety of other ways. For example, we are paying full-time employees’ medical insurance premiums from March 2020 through December 2020 and waiving co-pays for telemedicine. Additionally, we enhanced our Bright Horizons Back-Up Care benefits to help full-time employees with back-to-school transitions and caregiving support while managing remote work and virtual learning. For calendar year 2020, we doubled the number of days, from 20 to 40, that employees can use the service for child or elder care and waived employees’ co-pays from September 2020 through December 2020 so they can use the back-up care benefits at no cost.

Actions Related to Our Audiences and Communities

We believe that as a company we have a responsibility to help each other and those in need and have conducted impactful work across our platforms to give back to our audiences and communities and provide our viewers with the information to better understand the COVID-19 pandemic and its impact on a national and local level:

•

Drawing on our newsgathering and digital capabilities across the country, bolstered by content from government and health organizations such as the Centers for Disease Control and Prevention, we launched CoronavirusNOW.com, a free-to-use website featuring news about the COVID-19 pandemic to provide our employees, viewers and communities with reliable, up-to-date information about the public health crisis.

•

Working with our distribution partners to ensure that all Americans could receive the latest national and local news regarding COVID-19, we offered free access to FOX News and FOX Television Stations beginning in mid-March and continuing for over one month.

•

FOX raised over $13 million for Feeding America and the First Responders Children’s Foundation through our broadcast of FOX Presents The iHeart Living Room Concert for America, which paid tribute to the medical professionals and local heroes working on many aspects of the pandemic.

•

In early April 2020, FOX News and Facebook co-hosted a Coronavirus town hall featuring medical and business experts, including members of the White House Coronavirus task force. FOX News and Facebook jointly donated $1 million to Feeding America’s COVID-19 Response Fund.

•	In partnership with NASCAR and with the NFL, FOX Sports supported Feed the Children, the American Red Cross and Feeding America.

•

FOX Sports and FOX News talent taped special public service announcements encouraging viewers to stay home and seek the latest guidance from the Centers for Disease Control and Prevention. Across our networks, we broadcast over 50,000 COVID-19 related public service announcements.

4	2020 Proxy Statement

•

FOX Television Stations spearheaded charitable initiatives to assist their local communities, from benefiting food banks to presenting on-air school lessons for students with limited access to remote learning technology.

•

FOX Studio food services staff prepared and delivered 2,000 meals a day for the disabled community in Los Angeles, which kept our staff working while providing much needed support to the people of Los Angeles.

Actions Related to Our Business Partners

In addition to these efforts, we are also working closely with our business partners to provide them with flexibility to navigate the economic effects of the COVID-19 pandemic. We value these long-term business relationships and are working to help ensure the health and sustainability of their businesses and brands.

FOX is focused on protecting the health of our employees, providing essential news, information and entertainment to our audiences, giving back to our communities and supporting our business partners, all while bolstering the strength of our company in order to best address the challenges ahead. We are monitoring the evolving impact of the COVID-19 pandemic on our business, adjusting the way we operate in the near-term, communicating with our partners, and evaluating our longer-term models, to ensure that we maintain the strength of FOX for the future.

Corporate Social Responsibility Report

In the spirit of enhancing disclosure to stockholders, FOX developed and published in September 2020 its inaugural Corporate Social Responsibility Report. From the Company’s inception in March 2019, FOX has been dedicated to using its scale, platforms and reach to positively impact its colleagues, neighbors and communities. Our inaugural corporate social responsibility report outlines our commitment to and activities regarding environmental, social and governance issues. The report also provides a detailed review of our philanthropic and human capital programs and achievements during fiscal year 2020. Organized around five key pillars, highlights include:

•	Our Communities: philanthropic support through employee and corporate donations, public service announcements (or PSAs), and television coverage that spotlight key causes;

•	Our People: external recognition from workplace diversity advocates applauding FOX for being a top employer;

•	Our World: protecting the environment through the donation of unserved food and supplier policies aimed at environmental risk management and pollution prevention;

•	Our Practices: guarding and defending our journalists in their search for the truth, and creating public awareness about threats to press freedom; and

•	Our Protections: designed to safeguard information against loss, theft, and unauthorized use, disclosure or modification, and protect data privacy and cybersecurity.

Corporate Governance Matters

•

Director Accountability. Each Board member is elected annually with a majority vote standard in uncontested elections and each Director follows a Director resignation policy in the event he or she does not receive a majority of votes cast in an uncontested election.

•

Independent Board Oversight. The Board has elected a Lead Independent Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Independent Director presides over such sessions.

•	Independent Board Committees. Only independent Directors serve on the Board’s key committees.

•	Stock Ownership Requirements. The Compensation Committee maintains stock ownership guidelines for our named executive officers and non-executive Directors and monitors compliance with such guidelines.

•

Prohibition on Hedging and Pledging. The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly, or hedging or pledging equity compensation.

2020 Proxy Statement	5

Executive Compensation Matters

The Company has established a compensation program that seeks to closely align the interests of its named executive officers with the interests of its stockholders. Several important features of the Company’s executive compensation program are:

•

The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for stockholders.

•

The Company’s annual bonus program and the FOX Corporation 2019 Shareholder Alignment Plan (the “2019 SAP”) for its named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon achievement of target financial performance and individual and group contributions.

•

The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of independent Directors. In addition, the Company’s compensation programs include risk mitigation features, such as Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ performance-based compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

•

As described above, the Compensation Committee maintains stock ownership guidelines which apply to the Company’s named executive officers and the Company prohibits hedging and pledging of the Company’s securities by all Directors and employees, including the named executive officers.

•

In light of the COVID-19 pandemic, our named executive officers voluntarily agreed to forgo 100% of their base salaries from May 1, 2020 until September 30, 2020 and our non-executive directors voluntarily agreed to suspend any non-executive director compensation increases for fiscal 2021.

The “Compensation Discussion and Analysis” begins on page 26 and the “Executive Compensation” section, which includes the fiscal year ended June 30, 2020 Summary Compensation Table and other related tables and disclosure, begins on page 41.

6	2020 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated seven Directors for election at this Annual Meeting to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of September 14, 2020. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

K. Rupert Murdoch AC Age: 89 Director Since: 2019

K. Rupert Murdoch AC has been Chairman of the Board since January 2019, having served as Executive Chairman of 21CF, the Company’s former parent, from 2015 to March 2019, its Chief Executive Officer from 1979 to 2015 and its Chairman from 1991 to 2015. Mr. K.R. Murdoch serves as Executive Chairman of Fox News Network, LLC, which operates FOX News Media, including FOX News and FOX Business. He has also served as the Executive Chairman of News Corporation (“News Corp”) since 2012. Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media and entertainment company that was 21CF and that, through his vision and efforts, he most recently transformed into the focused news, sports and entertainment company that is FOX today. Mr. K.R. Murdoch imbues the Company with his entrepreneurial zeal and provides the Board with strong operational leadership, broad strategic vision, and capital allocation expertise. His unique global perspectives also provide valuable insights to the Board and the Company’s leadership.

Lachlan K. Murdoch Age: 49 Director Since: 2019

Lachlan K. Murdoch has been Executive Chairman of the Board since January 2019 and Chief Executive Officer of the Company since October 2018. Mr. L.K. Murdoch served as Executive Chairman of 21CF, the Company’s former parent, from 2015 to March 2019, its Co-Chairman from 2014 to 2015 and a Director since 1996. He has served as Executive Chairman of NOVA Entertainment, an Australian media company, since 2009 and as the Executive Chairman of Illyria Pty Ltd, a private company, since 2005. Mr. L.K. Murdoch was a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to 2014 and its Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. He has served as a Director of News Corp since 2013 and as its Co-Chairman since 2014. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch.

Mr. L.K. Murdoch brings to the Board a wealth of knowledge regarding the Company’s operations and the media industry, as well as management and strategic skills. With his extensive experience leading the Company and 21CF and his expertise in the media industry, Mr. L.K. Murdoch leads the Board in developing corporate strategies, directing the corporate agenda and overseeing the Company’s operations.

Chase Carey Age: 66 Director Since: 2019

Chase Carey has been a Director of the Company since March 2019, after having served as the Vice Chairman of the 21CF Board from July 2016 to March 2019. He has served as Chairman of Formula 1 Group since 2016 and as its Chief Executive Officer since 2017. Mr. Carey previously served as Executive Vice Chairman of 21CF from July 2015 through June 2016 and as President and Chief Operating Officer of 21CF and Deputy Chairman of the 21CF Board from 2009 through June 2015. Mr. Carey served 21CF in numerous roles beginning in 1988, including as Co-Chief Operating Officer from 1996 to 2002, as a consultant in 2002 to 2003 and 2016 to 2018 and as a Director from 1996 to 2007. Mr. Carey served on the Supervisory Board of Sky Deutschland, a German media company, from 2010 to 2014 and as its Chairman from 2010 to 2013. Mr. Carey was a Director of Sky plc from 2003 to 2009 and from 2013 to 2018. He was a Director of Saban Capital Acquisition Corp. from 2016 to 2019 and Chief Executive Officer, President and Director of DIRECTV from 2003 to 2009.

Mr. Carey has a broad and deep understanding of the Company and its operations, having served in a variety of leadership positions of 21CF and its affiliates for over 30 years. Mr. Carey provides the Board with executive experience and expertise in the media and sports industries.

2020 Proxy Statement	7

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Anne Dias Age: 49 Director Since: 2019

Anne Dias has been a Director of the Company since March 2019 and serves as a member of the Audit, Compensation and Nominating and Corporate Governance Committees. She is the Founder of Aragon Global Management LP, an investment fund, and has served as its Chief Executive Officer since 2019. She was Founder and Managing Partner of Aragon Global Management, LLC from 2001 to 2011 and Founder and Chief Executive Officer of Aragon Global Holdings LLC from 2011 to 2019. Since 2017, Ms. Dias has served as a member of the Board and Chair of the Audit Committee of Eurazeo SE, a publicly listed investment firm based in Paris, France. Ms. Dias was an adjunct professor at the Georgetown University McDonough School of Business where she taught a course on hedge fund investment from 2017 until 2019. She served on the Board of Dean’s Advisors of Harvard Business School from 2008 until June 2020.

Ms. Dias brings to the Board two decades of experience as an investment professional focusing on global media, technology and telecommunications companies. Her entrepreneurial vision and investment expertise provide valuable insight into companies and industries relevant to the Company’s business.

Roland A. Hernandez Age: 62 Director Since: 2019

Roland A. Hernandez has been a Director of the Company since March 2019 and serves as Chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Since 2001, Mr. Hernandez has been the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a company engaged in the acquisition and management of media assets. Mr. Hernandez was Chief Executive Officer of Telemundo Group, Inc. from 1995 to 2000 and its Chairman from 1998 to 2000. Mr. Hernandez also serves on the Board of Directors of MGM Resorts International, U.S. Bancorp and Take-Two Interactive Software, Inc. Mr. Hernandez previously served on the Boards of Directors of Belmond Ltd., The Ryland Group, Inc., Sony Corporation, Vail Resorts, Inc. and Wal-Mart Stores Inc. He serves on the Advisory Board of Harvard Law School.

As a veteran media owner and executive, Mr. Hernandez offers strong leadership and operational expertise. His significant experience on public company boards of directors is a valuable resource to the Board, in particular relating to financial reporting, accounting and corporate governance matters.

Jacques Nasser AC Age: 72 Director Since: 2019

Jacques Nasser AC has been a Director of the Company since January 2019, having served as a Director of 21CF from 2013 to March 2019. Mr. Nasser is the Lead Independent Director and serves as Chair of the Compensation Committee and a member of the Audit Committee. He served as an Advisor to One Equity Partners LLP, a private equity firm, from 2013 to 2019, after serving as a Non-Executive Advisory Partner from 2010 to 2013 and a Senior Partner from 2002 to 2010. He was Chief Executive Officer, President and a Director of Ford Motor Company from 1998 to 2001, after holding various executive positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser has been a Director of Koç Holding A.Ş. since 2015. He served as a Director of BHP Billiton Limited and BHP Billiton Plc from 2006 to 2017 and the Chairman of each from 2010 to 2017. Mr. Nasser also served on the International Advisory Board of Allianz from 2001 to 2017 and as a Director of Sky plc from 2002 to 2012.

Mr. Nasser has more than three decades of experience in operating and leading large-scale global businesses and almost two decades of private equity investment and portfolio management experience. He brings to the Board and his role as Lead Independent Director a deep understanding of the evolving media industry, corporate expertise and familiarity with the Company’s history.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Paul D. Ryan Age: 50 Director Since: 2019

Paul D. Ryan has been a Director of the Company since March 2019 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Ryan was the 54th Speaker of the U.S. House of Representatives from 2015 to 2019. Mr. Ryan was Chairman of the House Ways and Means Committee from January 2015 to October 2015 and Chairman of the House Budget Committee from 2011 to 2015. Mr. Ryan served as a Member of the U.S. House of Representatives from 1999 to 2019. In 2012, he was selected to serve as former Governor Mitt Romney’s Vice-Presidential nominee. Mr. Ryan currently is Professor of the Practice, Political Science and Economics, at the University of Notre Dame. He also serves on the Advisory Boards of Robert Bosch Gmbh and CIS Credit Solutions and the Board of Directors of SHINE Medical Technologies, LLC and as Chairman of the Board of Directors of Executive Network Partnering Corporation.

A proven leader and policy expert, Mr. Ryan’s extensive experience provides the Company with perspectives on strategy and operations in regulated industries. He offers the Board valuable insight on leadership, public policy, and strategic development.

The Board unanimously recommends a vote “FOR”

the election of each of the nominees listed above.

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CORPORATE GOVERNANCE

Corporate Governance and Compliance Commitment. The Company is committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, along with the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of the Company’s business. The Company’s corporate governance and compliance practices include:

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Director Accountability. Each Board member is elected annually with a majority vote standard in uncontested elections and each Director follows a Director resignation policy in the event he or she does not receive a majority of votes cast in an uncontested election.

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Independent Board Oversight. The Board has elected a Lead Independent Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Independent Director presides over such sessions.

•	Independent Board Committees. Only independent Directors serve on the Board’s key committees.

•	Stock Ownership Requirements. The Compensation Committee maintains stock ownership guidelines for our named executive officers and non-executive Directors and monitors compliance with such guidelines.

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Prohibition on Hedging and Pledging. The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly or hedging or pledging equity compensation. The Compensation Committee periodically reviews the Company’s hedging and pledging policies.

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Codes of Conduct and Other Corporate Governance Policies. The Board has adopted a Statement of Corporate Governance, Standards of Business Conduct and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which assist the Board in the exercise of its responsibilities and serve as a framework for the effective governance of the Company.

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Harassment or Discrimination Based on Sex, Race or Other Protected Categories. The Standards of Business Conduct, together with the Preventing Harassment, Discrimination and Retaliation Policy, provide the Company with a framework for handling discrimination or harassment complaints and taking remedial measures if the Company determines that there has been a violation of the Company’s policies against such conduct. The Board also adopted a clawback policy, whereby the Compensation Committee has sole discretion to require reimbursement of all or any portion of any performance-based compensation, or discretionary bonus paid to any executive for the period when the executive engaged in harassment, discrimination and/or retaliation, including the failure to respond to allegations or complaints of such behaviors.

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Workplace Civility and Inclusion. The FOX News Workplace Professionalism and Inclusion Council (the “Council”) is comprised of experts in workplace and inclusion matters, with a majority serving from outside the Company. The Council reports to the Board and the Nominating and Corporate Governance Committee and advises senior management in continuing efforts to ensure a proper workplace environment, strengthen reporting practices and recruit and advance women and minorities. The Statement of Corporate Governance affirms the Company’s commitment to a corporate policy that creates a safe, productive and welcoming workplace for all of the Company’s employees.

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Oversight and Ongoing Enhancement of Compliance Programs. The Company has adopted several operational compliance policies and programs, including an Anti-Bribery and Anti-Corruption Policy, an Insider Trading and Confidentiality Policy, a Political Activities Policy, and a Global Sanctions, Anti-Boycott, and Import/Export Policy, to effectuate and supplement the principles set forth in the Standards of Business Conduct. All employees, officers and Directors are required to complete periodic training on the key elements of these policies and the Standards of Business Conduct. The Company has established internal controls to monitor and evaluate ongoing compliance with these policies. These policies and controls are regularly reviewed and audited to evaluate their effectiveness and adequacy to address potential compliance risks posed by factual and legal developments.

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Independent, Anonymous Complaint Process. The Company maintains a third-party managed hotline (“Alertline”) that permits the anonymous reporting of compliance and other concerns by employees and non-employees. All Alertline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee on a quarterly basis.

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CORPORATE GOVERNANCE

Independent Directors. The Board considers the criteria contained in the definition of “Independent Director” as set forth in the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(a)(2) in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

During its review of Director independence, the Board considers all relevant facts and circumstances. The Board considers transactions and relationships between each Director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examines transactions and relationships between the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director is independent.

As a result of its review, the Board affirmatively determined that Ms. Dias and Messrs. Hernandez, Nasser and Ryan are independent of the Company and its management under the standards set forth in the Nasdaq listing rules. A majority of Directors is independent as required under applicable Nasdaq listing rules and by the Statement of Corporate Governance and committee charters.

In making this determination with respect to Mr. Hernandez, the Board considered that Mr. Hernandez also serves on the Board of MGM Resorts International. The Company has adopted procedures to protect sensitive information regarding the Company’s partnership with The Stars Group on sports wagering. For example, Mr. Hernandez will not receive information about, and will recuse himself from Board deliberations on, the operations of The Stars Group partnership. Additional procedures may be adopted in the future as appropriate, and as the business of the Company or MGM Resorts International evolves. As a result, the Board determined that this matter did not interfere with the independence of Mr. Hernandez.

Board Leadership Structure. The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, pursuant to the Statement of Corporate Governance, if the Chairman is not an independent Director, an independent, non-executive Director shall be elected annually by a majority of the independent, non-executive Directors of the Board as Lead Independent Director. Since March 19, 2019, the date on which the Company became a standalone publicly traded company, Mr. K.R. Murdoch has served as Chairman and Mr. L.K. Murdoch has served as Executive Chairman and Chief Executive Officer.

The independent Directors have elected Mr. Nasser as the Lead Independent Director. As set forth in the Statement of Corporate Governance, the Lead Independent Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairmen of the Board are not present, including executive sessions of the non-executive Directors and the independent Directors;

•	communicating to the Chairmen of the Board feedback from executive sessions as appropriate;

•	serving as liaison between the Chairmen of the Board and the independent Directors;

•	approving information sent to the Board and meeting agendas for the Board;

•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the non-executive Directors and/or independent Directors, if desired;

•	participating in the Compensation Committee’s evaluation of the performance of the Chief Executive Officer;

•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;

•	supervising the Board’s determination of the independence of its Directors; and

•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes that this management and Board leadership structure, combined with the oversight of the Board comprised of a majority of independent Directors, a strong Lead Independent Director with significant responsibilities and the Company’s robust corporate governance policies and procedures, effectively maintains independent oversight of management and is in the best interests of the Company’s stockholders. Having Messrs. K.R. Murdoch and L.K. Murdoch, who each are deeply involved with the Company’s businesses, serve as Chairman and Executive Chairman and Chief Executive Officer, respectively, provides strong leadership to the Board in the execution of the Company’s strategy and facilitates the flow of information between the Board and management.

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CORPORATE GOVERNANCE

The Board will review its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders; and (iv) any relevant legislative or regulatory developments.

CEO Succession Planning. The Board, with the assistance of the Compensation Committee, oversees CEO succession planning. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession planning in the event of extraordinary circumstances.

As part of the CEO continuity succession planning process, the Chief Executive Officer provides to the Compensation Committee recommendations and evaluations of appropriate candidates and their succession potential to the CEO position. The Compensation Committee reviews potential candidates with the Chief Executive Officer or other members of senior management as the Compensation Committee considers appropriate, which review includes development needs and developmental progress with respect to specific individuals. Directors engage with potential candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates by the Directors. Further, the Compensation Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management. The Lead Independent Director also participates in the Compensation Committee’s evaluation of the performance of the Chief Executive Officer.

The Compensation Committee reports on its succession planning review to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the CEO position while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe.

Stockholder Engagement. The Board values engaging directly with the Company’s stockholders. The Company has participated in several investor conferences and has held numerous meetings with institutional stockholders to discuss various topics, including its financial performance, strategy, corporate governance and executive compensation program. The Company is committed to ongoing engagement with its investors on all matters, including executive compensation and governance. These engagement efforts take place through telephone calls, in-person meetings and correspondence with our investors. For further information, please see “Compensation Discussion and Analysis – Engagement with Stockholders and Compensation Committee’s Annual Review of its Compensation Practices.”

Board Oversight of Risk. Risk management is primarily the responsibility of the Company’s management; however, the Board has responsibility for overseeing management’s identification and management of those risks. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the Company’s Chairman, Executive Chairman and Chief Executive Officer, Chief Operating Officer, Chief Legal and Policy Officer, Chief Financial Officer and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. For example: the Audit Committee is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes and cybersecurity; the Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs; and the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes. Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Statement of Corporate Governance. The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at https://www.foxcorporation.com/corporate-governance/statement-corporate-governance/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Secretary of the Company. Each Director has certified that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.

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CORPORATE GOVERNANCE

Standards of Business Conduct. The Board has adopted a code of ethics, the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions, including the Company’s principal executive officer and principal financial and accounting officer. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted. The full text of the Standards of Business Conduct may be found on the Company’s website at https://www.foxcorporation.com/corporate-governance/sobc/ and is available in print to any stockholder requesting a paper copy of the document by contacting the Secretary of the Company. Amendments to the Standards of Business Conduct or any grant or waiver from a provision of the Standards of Business Conduct requiring disclosure under applicable SEC rules will also be disclosed on the Company’s website.

Director Nomination Process. The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her leadership and ability to exercise sound judgment; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. The Nominating and Corporate Governance Committee seeks to promote through the nomination process a diversity of background and expertise among Board members. In addition, the Board evaluates diversity as part of its annual review and evaluation of the Board’s conduct and performance.

Russell Reynolds Associates Inc. has been retained to assist the Nominating and Corporate Governance Committee in its work in identifying and vetting candidates from time to time. The Nominating and Corporate Governance Committee makes its recommendation to the full Board, which makes the final determination whether to nominate or appoint Director candidates.

Stockholder Nomination Procedure. The Company’s Amended and Restated By-laws (the “By-laws”) provide procedures for stockholders to nominate persons for election as Directors.

Pursuant to the By-laws, to be timely for the 2021 Annual Meeting (as defined below), stockholder nominations must be in writing and received by the Company’s Secretary at the Company’s principal executive offices between the close of business on July 15, 2021 and close of business on August 14, 2021. Stockholder nominations must contain all information relating to the stockholder and the stockholder nominee as would be required pursuant to the By-laws. For further information, please see “2021 Annual Meeting of Stockholders” below.

Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

Communication with the Board. Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

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information provided on the Company’s website www.foxcorporation.com, including the Company’s annual report which is distributed to all stockholders electing to receive it and which is available to all stockholders on request, as set forth under the heading “Annual Report;”

•	reports and other disclosures made periodically to the SEC and Nasdaq; and

•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, including the Lead Independent Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by

2020 Proxy Statement	13

CORPORATE GOVERNANCE

regular mail to the attention of the appropriate party or to Mr. Jacques Nasser, Lead Independent Director, Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.foxcorporation.com.

Director Evaluation Policy. The Lead Independent Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by Directors of a self-evaluation form that includes an assessment of, among other things, Board structure and composition, Board responsibilities, Board meetings and materials and Board and management interactions. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board, as well as a separate discussion among the independent Directors, of the results and any actions to be taken. In addition, each standing committee of the Board evaluates its performance annually and reports to the Board on such evaluation.

Committees and Meetings of the Board of Directors

During fiscal 2020, the Board held a total of 14 regularly scheduled and special meetings. All of the Directors attended 100% of the regularly scheduled and special meetings of the Board that he or she was eligible to attend, as well as the meetings of the committees on which he or she served in fiscal 2020.

It is the policy of the Board to hold regular executive sessions of the independent Directors without management present. During fiscal 2020, the independent Directors of the Board met six times without management present. Mr. Nasser currently serves as Lead Independent Director and presides over executive sessions. Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. All of the Directors attended the Company’s 2019 annual meeting of stockholders.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and Nasdaq. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at https://www.foxcorporation.com/corporate-governance/board-committees and are available in print to any stockholder requesting a paper copy of these documents from the Secretary of the Company.

Audit Committee. The Audit Committee consists of Mr. Hernandez, who serves as Chair, Ms. Dias and Mr. Nasser.

The Audit Committee assists the Board in its oversight of:

•	the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control;

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;

•	the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;

•	investigations into complaints concerning financial matters;

•	risks that may have a significant impact on the Company’s financial statements, including, for example, cybersecurity; and

•	the review, approval and ratification of transactions with related parties.

The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During fiscal 2020, the Audit Committee held six meetings. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the Nasdaq listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially sophisticated in accordance with the Nasdaq listing rules. The Board also determined that Ms. Dias, Mr. Hernandez and Mr. Nasser are “audit committee financial experts” as defined under the SEC rules.

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CORPORATE GOVERNANCE

Compensation Committee. The Compensation Committee consists of Mr. Nasser, who serves as Chair, Ms. Dias and Mr. Ryan. The primary responsibilities of the Compensation Committee are:

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to review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, to evaluate the performance of the Chief Executive Officer in light of these goals and objectives and other factors the Compensation Committee deems appropriate, and, based on this review and evaluation, to recommend to the Board the compensation of the Chief Executive Officer,

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to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans,

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to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the Company’s executive officers (as defined by SEC rules) and such other senior executives identified by the Compensation Committee after consultation with the Company’s Chief Executive Officer and other members of management,

•	to review and approve employment and severance arrangements and obligations for executive officers, including employment agreements, separation agreements and similar plans or agreements,

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to review and approve or ratify the principal employment terms for each other employment arrangement (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target for the contract period is equal to or greater than a threshold amount set by the Compensation Committee,

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to review and approve other separation obligations that exceed by more than a certain amount set by the Compensation Committee those contractually provided for in an employment agreement approved or ratified by the Compensation Committee as described above,

•	to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives,

•	to review and assist with the development of executive succession plans and to consult with the Chief Executive Officer and other executive officers regarding the selection of senior executives,

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to review at least annually the form and amount of compensation of non-executive Directors for service on the Board and its committees and recommend changes in such compensation to the Board as appropriate,

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to review the Company’s compensation policies and practices applicable to all employees to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company,

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to consider the results of the most recent stockholder advisory vote on executive compensation matters in evaluating the compensation of the Company’s Chief Executive Officer and in establishing and determining compensation of the Company’s other named executive officers,

•	to establish and periodically review stock ownership guidelines for executive officers and monitor compliance with ownership guidelines by executive officers and non-executive Directors,

•	to review periodically any hedging and pledging policy applicable to directors and employees, and

•	to review and approve the creation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers.

During fiscal 2020, the Compensation Committee held five meetings. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board, the Chair of the Committee or officers of the Company, to the extent permitted by law, as it deems appropriate and in the best interests of the Company. The Compensation Committee has delegated to Messrs. L.K. Murdoch, Nallen and Tomsic the authority to make awards of restricted stock units and stock options, as applicable, within certain prescribed limits to certain eligible persons. Any awards made by Messrs. L.K. Murdoch, Nallen and Tomsic pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers is found in the section titled “Compensation Discussion and Analysis.”

Pursuant to its charter, the Compensation Committee has the sole authority to select, retain, oversee, terminate and approve the fees and other retention terms of any compensation consultants, outside legal counsel and any other experts or advisors as the Committee may deem appropriate in its sole discretion.

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CORPORATE GOVERNANCE

The Board has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise the Board and the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. FW Cook does not provide any other services to the Company.

In January 2020, the Board considered FW Cook’s independence as the compensation consultant to the Board and the Compensation Committee by taking into account, among other things, the factors prescribed by the Nasdaq listing rules. Based on its evaluation, the Board determined that no conflict of interest exists.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Ryan, who serves as Chair, Ms. Dias and Mr. Hernandez. The primary responsibilities of the Nominating and Corporate Governance Committee are:

•	to manage a succession planning process for the Board, its leadership, and its committees,

•	to develop, review and recommend to the Board criteria for identifying and evaluating director candidates,

•	to review the qualifications of candidates for Director according to criteria approved by the Board and set forth in the Statement of Corporate Governance,

•	to maintain procedures for the consideration of Board candidates recommended by the Company’s stockholders,

•	to consider the performance and independence of incumbent Directors in determining whether to nominate them for re-election,

•	to recommend to the Board nominees for election or re-election to the Board at each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships,

•	to advise and make recommendations to the Board on corporate governance matters,

•	to review communications from the Company’s stockholders,

•	to oversee the Company’s efforts on sustainability and corporate social responsibility, and

•	to oversee the activities of the FOX News Workplace Professionalism and Inclusion Council.

The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. During fiscal 2020, the Nominating and Corporate Governance Committee held four meetings.

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CORPORATE CULTURE AND SOCIAL RESPONSIBILITY

The Company delivers unique and compelling storytelling and the finest in news, sports and entertainment. We do this by serving all of our stakeholders, from our viewers and creative partners to our employees, distributors and advertisers, in a principled, transparent, respectful and fair manner. While the Company is technically a new company, we are rooted by lessons and legacies that go back much further. Our company was built over decades through the energy and ingenuity of many colleagues and leaders. We have defied conventional wisdom and delivered enduring stories and experiences that capture the hearts and minds of audiences.

We undertake our role as a source of news, information, analysis and entertainment as both a responsibility and a privilege. We are purveyors of First Amendment activities and defenders of the U.S. Constitution and its rule of law. We contribute to the marketplace of ideas by providing our audiences with the timely news, clear opinion and engaging entertainment they care about – from politics to sports, business to health, natural disasters to uplifting stories of courage, hope and humanity. Through it all we remain steadfast and focused on our core values of trust, integrity and ethical behavior. To that end, the Company has adopted and published on our website the Standards of Business Conduct and key policies that further integrity and ethics – our insider trading and confidentiality policy, our supplier and subcontractor standards titled “Doing Business with FOX,” our human rights statement, our political activities policy, our global anti-bribery and anti-corruption policy and our policy regarding preventing harassment, discrimination and retaliation.

We approach corporate social responsibility as another avenue through which we can create value – value by investing in our people, our reputation, and our brands; value to our communities and to the neighbors and colleagues we serve; and value in knowing our actions help others and seeing the impact of our philanthropy. In the spirit of enhancing disclosure to stockholders, we are proud to have published FOX’s inaugural Corporate Social Responsibility Report in September 2020.

Investment in Our Human Capital

Our approximately 9,000 employees underpin our business success and are the creative, strategic and operational engine of our success. We seek to support and maintain a culture of inclusion and innovation, creativity and collaboration, fair reporting and clear opinions, self-expression and storytelling. We are proud to invest in our people through competitive pay and benefits, flexibility and support to balance work and personal demands, and extensive professional and personal learning and development programs. We also provide a generous benefits package that supports our employees’ health and wellness, educational endeavors and financial stability. Full-time employees are eligible for medical, dental, and vision insurance, with access to telemedicine, and freelancers who work a minimum number of hours are also eligible for a medical plan.

All full-time FOX employees who were with the Company on March 19, 2019, the date on which the Company became a standalone publicly traded company, became equity holders. Each of these FOX employees received a grant of equity awards, recognizing the significance of their contributions from the first day of the Company’s existence. This ownership mentality is intended to encourage our entrepreneurial spirit and collegial approach, providing our employees with an environment where they can take creative risks and fulfill their own professional goals.

Following the outbreak of the COVID-19 pandemic, we have taken several actions to support our employees. For example, we are paying full-time employees’ medical insurance premiums from March 2020 through December 2020 and waiving co-pays for telemedicine. Additionally, we enhanced our Bright Horizons Back-Up Care benefits to help full-time employees with back-to-school transitions and caregiving support while managing remote work and virtual learning. For calendar year 2020, we doubled the number of days, from 20 to 40, that employees can use the service for child or elder care and waived employees’ co-pays from September 2020 through December 2020 so they can use the back-up care benefits at no cost. Our main priority remains the health, safety and well-being of our employees, and we are continuing to take actions to protect and ensure their well-being, particularly for those reporters and journalists who are out in the community informing the country about the COVID-19 pandemic at both the national and local level. For more information, please see “Executive Summary – Our Dedication to Helping Those Impacted by COVID-19.”

Dedication to Diversity and Inclusion

At FOX, we seek to attract the brightest people from a broad spectrum of backgrounds, and we support, encourage, and develop our colleagues to lead the industry forward. Throughout our workplaces, we seek to promote and maintain an environment of civility and respect. We are extremely proud of our workforce diversity and the awards we have received for our commitment to our workers.

We believe that the more voices in the room and the more diverse the experiences of our colleagues, the better FOX’s internal culture and external programming are. Our diversity enables us to be more reflective of the audiences we reach and enhances

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CORPORATE CULTURE AND SOCIAL RESPONSIBILITY

our ability to create news, sports, and entertainment programming that serves all viewers across the country. A diverse and inclusive workplace is not merely a strategy or business objective; it is fundamentally woven in the fabric of the Company. This commitment begins with our approach to talent recruitment and extends to the way we nurture the careers of, and provide opportunities to, our colleagues.

We prioritize having a diverse talent pipeline across all of our disciplines. To identify great talent, we partner with organizations that provide FOX access to recruiting events and their conventions. These organizations include:

•	Asian American Journalists Association

•	National Association of Black Journalists

•	National Association of Hispanic Journalists

•	Native American Journalists Association

•	The Association of LGBTQ Journalists

•	Girls Who Code and GraceHopper (Promoting the advancement & development of women in technology)

•	AdColor (Promoting the visibility & advancement of people of color in ad sales)

FOX has been recognized by many outside organizations for its deep commitment to diversity and inclusion. For example:

•

FOX received a 100 percent score in the Human Rights Campaign Foundation’s 2020 Corporate Equality Index (CEI) – our second year earning the top marks. CEI is the Human Rights Campaign Foundation’s annual scorecard assessing LGBTQ workplace equality. The score gives FOX the distinction of “Best Places to Work for LGBTQ Equality.”

•	DiversityComm also recognized FOX as a Top Employer and as a Top LGBTQ+ Friendly Company in 2020.

•	Additionally, Black EOE Journal, HISPANIC Network Magazine, Professional WOMAN’s Magazine, and U.S. Veterans Magazine have all listed FOX as a top employer in 2020.

•	In 2019, the Company was appointed to the Top Military Friendly Employer list.

•

In 2019, the FOX Flight Team was named the first recipient of the Women And Drones organization’s Piloting Innovation Award. The award recognizes the exceptional women of FOX News and FOX TV Stations who are disrupting, innovating, and shaping the future of unmanned aerial systems.

FOX facilitates the formation and supports the vibrancy of our Employee Resource Groups, which are formed around shared identity, interests or pursuits for the purpose of advancing careers, culture and community. They include:

•	Women@, which is committed to developing female leadership at all levels and fostering a culture where all women thrive.

•	WiT (Women in Tech), which is committed to attracting, advancing and empowering women technologists, and amplifying their impact at FOX.

•	Women of FOX Sports, which seeks to connect, inspire, learn and give back to the community, with the goal of furthering women’s collective contributions and advancement within the sports industry.

•

VETS, which is committed to the community of military veterans, current service members, military supporters, and military spouses employed at FOX by embracing four core values – community, appreciation, connection & education.

•

PRIDE, which is committed to cultivating community among FOX’s LGBTQ colleagues and allies through the support of causes important to the LGBTQ community and fostering a work environment where all LGBTQ colleagues feel 100% authentic and professionally supported.

•

NOIR, which is committed to promoting an inclusive environment for Black colleagues and allies at FOX to come together to support one another, seek career development, professional mentorship, and opportunities to serve within our local communities.

•	HOLA (Hispanic Organization for Leadership and Advancement), which is committed to developing Hispanic leaders, enriching FOX’s diverse culture, and driving positive impact.

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CORPORATE CULTURE AND SOCIAL RESPONSIBILITY

•	ACE (Asian Community Exchange), which is committed to serving Asian Americans at FOX by advancing its members, championing their stories, and empowering their communities.

•	ABLE, which promotes an inclusive environment and culture for our colleagues with disabilities through advocacy and allyship.

Our commitment to cultivating an environment that attracts the brightest people from a broad spectrum of backgrounds extends to the training we provide our current employees and the next generation of potential FOX colleagues. FOX has developed and implemented several training programs designed to provide workforce skills and professional development, including:

•

FOX News Multimedia Reporters Training Program. Launched in 2011, the program places talent from diverse backgrounds in multimedia reporter roles across the country, where they shoot, report, edit and produce their own high-end content across FOX News platforms. Through daily guidance and feedback from management, we challenge and enable the program’s participants to continually hone their journalistic skills and capabilities.

•

FOX Stations Sales Training Program. The FOX Stations Sales Training Program was created to develop and mentor the next generation of diverse, motivated sales professionals for FOX Television Stations. Trainees participate in both intensive classroom study of all aspects of the television station advertising sales business and shadowing of FOX Stations sales account executives. More than 65 graduates of the program have since progressed into executive sales management roles.

•

FOX News Leadership Development Program. The FNLDP equips diverse, high potential talent with the tools needed to build and propel a career with FOX. Program pillars are mentorship, access and networking, skill-building and development and exposure to the other FOX businesses.

Offering our employees flexibility and support to balance work and personal demands empowers them to thrive in our modern workforce. To that end, FOX allows eligible individuals the opportunity to work remotely in appropriate circumstances. Our workplaces have lactation rooms for our new mothers and our parental leave policy allows eligible new parents to bond with their children for a substantial period with full pay. We offer backup child, adult and elder care, as well as return-to-work care. FOX also provides reasonable accommodations to individuals on the basis of disability, pregnancy, childbirth, or related medical conditions, religious beliefs, and victims of domestic violence, sexual assault and stalking.

Promoting and Maintaining Civility and Respect in the Workplace

Trust begins in the workplace every single day. We are committed to fostering a working environment of trust for our colleagues, in which people do their best work. Harassment, discrimination, retaliation, and threats to health and safety all undermine our working environment of trust and make it harder for people to excel. Therefore, it is our policy to provide a safe work environment free from this or any other unlawful conduct.

Creating and maintaining an environment free of discrimination or harassment begins at the highest leadership level of the Company and is embedded throughout the policies and practices at FOX. The Standards of Business Conduct, together with the Preventing Harassment, Discrimination and Retaliation Policy, provide the Company with a framework for handling discrimination and harassment complaints and taking remedial measures if the Company determines that there has been a violation of the Company’s policies against such conduct.

Our Standards of Business Conduct expressly state that FOX seeks to ensure that the workplace “is free of bullying and harassment, whether the harassment is sexual in nature, or is based on an employee’s sex, race, religion, disability, or any other characteristic protected by applicable law.” It further makes clear that it is our policy to “investigate promptly and thoroughly any FOX colleague complaint of discrimination or harassment, and to take remedial measures, if FOX determines that there has been a violation of FOX’s policy against such conduct.”

We are also committed to maintaining a workplace that treats all employees with dignity and respect, and is free from all forms of harassment, discrimination, and retaliation. Our anti-discrimination policy prohibits discrimination against and harassment of individuals on the basis of a person’s actual or perceived race, religious creed, color, national origin, ancestry, citizenship, age, physical disability, mental disability, medical condition, genetic information, marital status, family status, caregiver status, sex (including pregnancy status, childbirth, breastfeeding, and related medical conditions), gender, gender identity, gender expression, sexual orientation, sexual and reproductive health choices, hair texture or hairstyles, military or veteran status, political affiliation, arrest or conviction record, union membership, unemployment status, credit history, status as a victim of domestic violence, stalking, or sexual offenses, or any other legally protected characteristic.

2020 Proxy Statement	19

CORPORATE CULTURE AND SOCIAL RESPONSIBILITY

Investment in the Communities We Serve

FOX is deeply engaged in the communities in which we operate and in which our employees live. FOX’s media portfolio serves as a unique asset that allows us to amplify our impact and focus our mission. FOX approaches community involvement in several ways, including volunteering, employee engagement and community outreach, philanthropy and partnerships, and programming and amplification.

•

Through employee volunteer opportunities and service projects, we support community groups and local schools, serve families in need and encourage our colleagues to donate their time to change-making organizations.

•	We partner with and invest in non-profit organizations, utilizing our unique media portfolio, scale and reach to unleash their potential for social change.

•

From live news to thought-provoking content to sports events that bring us together, FOX’s platforms and content give us the unique opportunity to engage audiences on today’s most pressing issues and encourage them to strive for a better world.

During fiscal 2020, the Company conducted impactful work across our platforms to give back to our audiences and communities and provide our viewers with the information to better understand the COVID-19 pandemic and its impact on a national and local level. For a description of these many efforts, please see “Executive Summary – Our Dedication to Helping Those Impacted by COVID-19.”

20	2020 Proxy Statement

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2021. EY also audited the books and records of the Company in the fiscal year ended June 30, 2020 and audited the books and records of 21CF since the fiscal year ended June 30, 2002. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

The Board unanimously recommends a vote “FOR” the proposal to ratify

Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed EY to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by EY. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by EY for the fiscal years ended June 30, 2020 and June 30, 2019 is set forth below.

	Fiscal 2020	Fiscal 2019
Audit Fees(1)	$9,799,000	$9,463,000
Audit-Related Fees(2)	$685,000	$543,000
Tax Fees(3)	$520,000	$151,000
All Other Fees	$—	$—
Total Fees	$11,004,000	$10,157,000

(1)

Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2020 and June 30, 2019; the audit of internal control over financial reporting as of June 30, 2020 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”); reviews of the Company’s unaudited condensed consolidated and combined interim financial statements included in the Company’s regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)	Audit-related fees principally relate to employee benefit plan audits and due diligence related to mergers and acquisitions.

(3)	Tax fees include fees for various tax consultations.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2020 and June 30, 2019 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by EY during the fiscal years ended June 30, 2020 and June 30, 2019, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

2020 Proxy Statement	21

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of:

•	the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control,

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function,

•	the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters,

•	investigations into complaints concerning financial matters,

•	risks that may have a significant impact on the Company’s financial statements, including, for example, cybersecurity, and

•	the review, approval and ratification of transactions with related parties.

The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee is directly responsible for the appointment and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance and their compensation.

A discussion of the Audit Committee’s composition is included in this proxy statement in the section titled “Committees and Meetings of the Board of Directors.”

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a report describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by EY are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2020 with management and the independent registered public accounting firm.

The Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2020 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether

22	2020 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

The Audit Committee also reviewed any anonymous complaints received through the Alertline reporting system to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Company’s Standards of Business Conduct. The Sarbanes-Oxley Act required the Audit Committee to establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the SEC.

The Audit Committee annually reviews the independent registered public accounting firm’s independence and performance in connection with the Audit Committee’s determination of whether to retain EY or engage another firm. In the course of these reviews, the Audit Committee considers, among other things, such factors as:

•	EY’s historical and recent performance on the Company’s audit;

•	an analysis of EY’s known legal risks and significant proceedings;

•	external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on EY;

•

the appropriateness of EY’s fees for audit and non-audit services (for additional information on fees paid to EY please see page 21, “Proposal No. 2, Ratification of Selection of Independent Registered Public Accounting Firm”);

•

EY’s tenure as our independent registered public accounting firm, and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting (EY has audited the books and records of the Company since the fiscal year ended June 30, 2019 and audited the books and records of 21CF since the fiscal year ended June 30, 2002);

•	EY’s industry expertise;

•	EY’s independence; and

•	the impact to the Company of changing auditors.

In accordance with the SEC rules and EY’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner pursuant to this rotation policy involves meetings between the Chair and members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.

Based on the above-mentioned review, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain EY to serve as our independent registered public accounting firm.

Accordingly, the Audit Committee also recommended the reappointment, subject to stockholder ratification, of EY as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Roland A. Hernandez (Chairman)

Anne Dias

Jacques Nasser

2020 Proxy Statement	23

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Arrangements between the Company and Directors or Director-Related Persons or Entities

Directors of the Company and Directors of its related parties, or their Director-related entities, conduct transactions with subsidiaries of the Company that occur within a normal employee, customer or supplier relationship on terms and conditions that are believed to be no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the Director or Director-related entity in the ordinary course of business.

Pursuant to the stockholders agreement entered into on November 6, 2019 by and between the Company and the Murdoch Family Trust, the Company paid fees and expenses incurred by the Murdoch Family Trust in connection with the agreement, in the aggregate amount of $843,000. The payments were approved by the independent Directors.

Policy for Evaluating Related Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, Directors, Director nominees, Directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own more than 5% of any class of the Company’s voting securities or any immediate family members of such security holder, other than transactions (i) that have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) or (ii) where a related party has an indirect interest solely as a result of being (a) a Director or, together with all other related parties, a less than 10% beneficial owner of an equity interest in another entity, or both, or (b) a limited partner in a partnership in which the related party, together with all other related parties, has an interest of less than 10%. All of the transactions described in this section that are subject to the Audit Committee’s policies and procedures described above are reviewed and approved or ratified by the Audit Committee of the Board in accordance with such policies and procedures.

24	2020 Proxy Statement

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company provides our stockholders the opportunity to vote, on an advisory, nonbinding basis, on whether to approve named executive officer compensation.

As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, and support both short-term and long-term growth for stockholders.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the fiscal year ended June 30, 2020 Summary Compensation Table and the other related tables and disclosure.”

The Board unanimously recommends an advisory vote “FOR” the

approval of the compensation of our named executive officers.

2020 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

FOX became a standalone publicly traded company on March 19, 2019, when 21CF distributed, on a pro rata basis, all the issued and outstanding common stock of the Company to 21CF stockholders. In connection with the Transaction, the Company was formed with a focused portfolio of domestic media assets in live news, sports and entertainment programming, including leading brands FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The remaining 21CF assets were acquired by Disney in connection with the Disney Merger.

Named Executive Officers

To lead the Company on a path of growth and success, the Board and the Compensation Committee recruited an accomplished group of senior executives to manage one of the country’s leading news, sports and entertainment companies in a fast-changing competitive environment. Each of our named executive officers brings institutional knowledge, breadth of expertise and unique leadership talent to the Company. Additionally, our named executive officers have significant cross functional responsibilities.

This Compensation Discussion and Analysis provides a comprehensive explanation of our compensation design principles and the compensation awarded to or earned by the individuals listed below, who are our named executive officers for fiscal 2020:

•

Mr. K.R. Murdoch, the Company’s Chairman, has led 21CF or its subsidiaries or affiliates (including the Company) for 68 years. Mr. K.R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media and entertainment company that was 21CF and that, through his vision and efforts, he most recently transformed into the focused news, sports and entertainment company that is FOX today. With his invaluable knowledge and expertise regarding the Company’s businesses, Mr. K.R. Murdoch provides broad strategic vision, actively advises on capital allocation and key operational decisions, and fosters the entrepreneurial culture throughout the Company. In addition, as Executive Chairman of Fox News Media, Mr. K.R. Murdoch has vigorously driven brand extensions, digital enhancements and expanded newsgathering to power recent multi-platform growth on top of ratings leadership at FOX News. His unique global perspectives also provide valuable insights to the Board and the Company’s leadership.

•

Mr. L.K. Murdoch, the Company’s Executive Chairman and Chief Executive Officer, was a 21CF director for 23 years and had served 21CF in a number of executive roles from 1994 to 2005, including as Executive Chairman since 2015 and Co-Chairman from 2014 to 2015. In addition, he has led a number of international and domestic media companies. With his wealth of knowledge regarding the Company’s operations and the media industry, Mr. L.K. Murdoch supervises all strategic, operational and corporate decisions and oversees the Company’s portfolio of news, sports and entertainment assets in addition to leading our Board.

•

Mr. Nallen, the Company’s Chief Operating Officer, has been employed by 21CF or its subsidiaries or affiliates (including the Company) for 26 years. He previously served as 21CF’s Chief Financial Officer for six years and as an Executive Vice President and Deputy Chief Financial Officer of 21CF for 12 years, overseeing various functional areas, including corporate finance, tax, internal audit, and planning and analysis. He currently oversees the Company’s finance, strategy, business development, distribution, real estate and human capital functions.

•

Mr. Dinh, the Company’s Chief Legal and Policy Officer, has been employed by 21CF or its subsidiaries or affiliates (including the Company) for two years and previously served as a director of 21CF for 14 years. He currently leads all legal, compliance and regulatory matters and oversees government relations and public affairs.

•

Mr. Tomsic, the Company’s Chief Financial Officer, has been employed by 21CF or its subsidiaries or affiliates (including the Company) for 18 years. He previously served as Deputy Chief Financial Officer of 21CF for two years. He currently oversees all of our corporate and operational finance activities, including capital markets and merger and acquisition transactions, treasury, risk management, tax, financial planning and analysis, accounting and external reporting.

Engagement with Stockholders and Compensation Committee’s Annual Review of its Compensation Practices

At the 2019 Annual Meeting of Stockholders, the Company’s stockholders voted to approve, on an advisory basis, the compensation of our named executive officers as described in the Company’s 2019 proxy statement. The Company’s 2019 executive compensation program received the support of 70.9% of the votes cast. Our Board and our Compensation Committee carefully considered the results of the 2019 say-on-pay vote and senior management engaged with every stockholder who accepted an invitation to speak with us.

26	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

During fiscal 2020, senior management actively and regularly engaged with our stockholders to offer them an opportunity to provide feedback regarding the Company’s performance. As part of this engagement, 18 meetings were conducted with our largest stockholders who collectively held approximately 44% of the unaffiliated Class B Common Stock. Members of the Board, as well as members of senior management, participated in certain of these conversations. Senior management also participated in a number of meetings with individual and group investors at investor and industry conferences, including question-and-answer sessions. They also engaged with major proxy advisors covering our Company, and our investor relations group separately responded to retail investor email and telephone inquiries, which also provided access to our representatives and a forum for providing feedback.

This continued effort allowed senior management and Board members to exchange perspectives and receive input from stockholders on a number of topics. The majority of investors commented positively on the opportunity to furnish input on the issues important to them, and shared their appreciation for the work of our named executive officers and, in certain instances, our compensation program and its alignment with stockholders’ interests.

The Compensation Committee considered feedback from stockholders obtained in these meetings as part of its evaluation of the effectiveness of the Company’s compensation program, including the compensation program for our named executive officers, and whether the compensation program reflects the interests of various stakeholders, including stockholders and employees. The Compensation Committee also shared the feedback from these meetings with the Board.

The Compensation Committee will continue to consider feedback from and engage with stockholders and monitor trends and developments to ensure that the Company’s executive compensation programs remain competitively positioned for executive talent and aligned with the interests of various stakeholders, including stockholders and employees.

Executive and Compensation Committee Response to COVID-19

Recognizing the potential impact of the COVID-19 pandemic on the Company’s stakeholders, including our stockholders and employees, the Company and its leadership took many important steps from the onset of the pandemic.

Among them, our named executive officers voluntarily agreed to forgo 100% of their base salaries from May 1, 2020 until September 30, 2020 in furtherance of fiscal and community-based initiatives that have been undertaken by the Company, as further discussed below in the section titled “Our Dedication to Helping Those Impacted by COVID-19.” In addition, our non-executive directors voluntarily agreed to suspend any non-executive director compensation increases for fiscal 2021. These and other actions enabled the Company to preserve its dividend to stockholders notwithstanding the impact of the pandemic.

Despite the unforeseen operational and financial impact of COVID-19, the Compensation Committee did not make any changes to the fiscal 2020 executive compensation program or metrics because the Compensation Committee believes strongly in the durability of the program’s design and its effectiveness in aligning pay with individual and Company performance as described further below.

Without requesting or accessing governmental assistance such as the federal Paycheck Protection Program, FOX has taken a number of actions that are designed to responsibly protect the Company’s business and financial condition for the future as well as support ongoing capital returns to stockholders:

•

On April 22, 2020, our named executive officers voluntarily agreed to forgo 100% of their base salaries from May 1, 2020 until September 30, 2020 (the “Voluntary Base Salary Reductions”), an action that reduced their aggregate base salaries by $6 million ($2.3 million during fiscal 2020).

•	Our non-executive directors voluntarily agreed to suspend any increase in their compensation for fiscal 2021.

•	Our key senior executives reporting directly to the Executive Chairman and Chief Executive Officer agreed to forgo 50% of their base salaries from May 1, 2020 until September 30, 2020.

•	Other executives at the Vice President level and above volunteered to reduce their base salaries by 15% from May 1, 2020 through July 31, 2020.

•	FOX suspended compensation increases for all employees throughout the Company through June 30, 2021 and implemented a freeze on new hires.

With these initiatives, we have been able to support our employees through various means, including by paying full-time employees’ medical insurance premiums from March 2020 through December 2020 and waiving co-pays for telemedicine. Additionally, we enhanced our Bright Horizons Back-Up Care benefits to help full-time employees with back-to-school transitions and caregiving support while managing remote work and virtual learning. For calendar year 2020, we doubled the

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COMPENSATION DISCUSSION AND ANALYSIS

number of days, from 20 to 40, that employees can use the service for child or elder care and waived employees’ co-pays from September 2020 through December 2020 so they can use the back-up care benefits at no cost. Our main priority remains the health, safety and well-being of our approximately 9,000 colleagues and we are continuing to take actions to protect and ensure their well-being, particularly for those reporters and journalists who are out in the community informing the country about the COVID-19 pandemic at both the national and local level.

Compensation Design Principles

The Compensation Committee evaluates the compensation of our named executive officers with the aim of (a) creating a holistic program to align the interests of our named executive officers with those of our stockholders, (b) maintaining the Company’s competitive position as a best-in-class employer and (c) encouraging retention of key talent who are uniquely positioned to drive performance and deliver results for our key stakeholders. In light of these goals, the Compensation Committee designs compensation applicable to our named executive officers in accordance with the following principles:

  Drive performance without encouraging unnecessary or excessive risk-taking

•	A major portion of target compensation of our named executive officers is variable and performance-based.

•	Our compensation program features a balanced combination of annual and long-term compensation elements along with a balance of fixed and performance-based compensation.

•	We cap payouts for annual and long-term performance-based incentives and incorporate risk mitigation features into our compensation program.

  Ensure policies and practices support long-term growth for stockholders

•	Performance-based compensation is the biggest element of our named executive officers’ annual pay.

•	Long-term performance-based incentives awarded to our named executive officers are based on challenging three-year performance objectives.

•	We maintain robust stock ownership guidelines for named executive officers and non-executive Directors.

•	We regularly review stock utilization and overhang.

  Structure packages to attract, retain and motivate top executive talent

•

We compete to recruit and retain executives against a relatively small number of large, complex, diversified and publicly traded broadcasting, cable and satellite and movie and entertainment companies.

•	Our goal is to provide compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which the Company conducts business.

  Follow compensation best practices

•	We closely link pay to performance.

•	We use diversified performance metrics and set rigorous short- and long-term goals for our executives.

•	We maintain a clawback policy covering performance-based compensation.

  Prohibit activities inconsistent with stockholder interests

•	We do not provide any “single trigger” change in control severance benefits.

•	We do not pay excise tax gross-ups associated with change in control benefits.

•	We prohibit all of our Directors and employees, including our named executive officers, from engaging in short sales of FOX securities and investing in FOX-based derivative securities.

•

We prohibit all of our Directors and employees, including our named executive officers, from pledging any FOX securities they hold directly, hedging any FOX securities they hold directly or indirectly, or hedging or pledging equity compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

In adherence to these compensation design principles, the significant majority of fiscal 2020 compensation for our named executive officers is at risk, as follows:

Average of the Named Executive Officers as a Group	Percentage of Target Direct Compensation	At Risk?	Rationale

Base Salary	19%	No	Attract quality executive talent

Annual Incentive	33%	Yes	Motivate achievement of fixed annual goals

Performance-based Stock Units	24%	Yes	Achievement of long-term operational, strategic goals drives creation of sustainable stockholder value and stockholder return

Stock Options	12%	Yes	Incentive value only increases in line with incremental stockholder value

Restricted Stock Units	12%	Yes	Retention, alignment of interests with those of long-term stockholders

Total Direct Compensation	100%	81%	81% of our named executive officers’ Total Direct Compensation is at risk, and 87% of our CEO’s Total Direct Compensation is at risk, structuring realizable pay to be mostly contingent on achievement of short- and long-term goals.

The table above represents amounts approved by the Compensation Committee for fiscal 2020 and takes into account the Voluntary Base Salary Reductions of $2.3 million in fiscal 2020.

Fiscal 2020 Business and Management Review

Our overriding success in fiscal 2020 was the successful establishment of FOX in its first full fiscal year as a standalone publicly traded company. The formation of FOX created a focused company that produces and distributes compelling live news, sports and entertainment content through our primary iconic brands, FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. The breadth and depth of our footprint allows us to deliver content that engages and informs audiences, develops deeper consumer relationships and creates more compelling product offerings. FOX also continued to focus on growth in fiscal 2020, investing in both organic and external opportunities, while maintaining an efficient capital structure and providing appropriate returns of capital to stockholders.

As we worked to establish this foundation, we simultaneously began executing against the Company’s strategic goals. In fiscal 2020, despite the impact of the COVID-19 pandemic, FOX delivered strong operational and financial performance and immediately began making progress towards our fundamental priorities of delivering quality live programming to power our core brands, securing value for our content and positioning ourselves for long-term growth. Our fiscal 2020 highlights include:

•

The Company posted strong operational and financial results for its first full year as a standalone public company following the successful separation from 21CF in late fiscal 2019, reflecting FOX’s distinctive and focused portfolio of leadership brands and industry-leading growth profile, in addition to its strong balance sheet and robust free cash flow generation.

•

FOX News has been the #1 national cable news network for over 18 years and finished fiscal 2020 as the #1 cable network and #1 cable news network in total viewers in total day and primetime, achieving its largest audiences ever driven by strong ratings from its political and COVID-19 coverage. In addition, in June 2020 FOX News was the leading primetime network in all of television among total viewers, the first time a cable network has led all broadcast networks in ratings for a month. FOX News Digital saw its highest performance ever across all major key performance indicators, including unique devices, page views, video starts and total time spent, over the course of fiscal 2020, driven by continued investment in its digital properties, including a rebranded FOX Business.

•

FOX Sports was once again the leader in marquee live sports broadcasts, including the FIFA Women’s World Cup, the MLB World Series and a record Super Bowl LIV, which was watched by approximately 150 million unique multiplatform viewers and generated one of the highest revenue days in television history. During the Fall (August 31, 2019 – December 31, 2019), FOX Sports programming on the FOX Network generated nearly 193 billion minutes of live event viewing, 62% more than second-best CBS and 75% more than ESPN. In addition, viewership of Saturday College Football games on the FOX Network was up 15% as we successfully pivoted to a differentiated strategy with FOX Big Noon Saturday.

•

FOX Entertainment programming ranked #1 among all broadcast network primetime entertainment programming for the 2019-2020 broadcast season in the key Adults 18-49 demographic. This is only the second time on record that a broadcast

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COMPENSATION DISCUSSION AND ANALYSIS

network’s entertainment programming has moved from last to first in one season, driven by the top broadcast network entertainment series The Masked Singer and the four highest rated new entertainment series in LEGO Masters, 911: Lone Star, Prodigal Son and The Masked Singer: After The Mask.

•

FOX Television Stations ended the year with a market presence in 14 of the top 15 DMAs and played a pivotal role in covering the COVID-19 pandemic across 18 markets, while serving a national audience with the latest news and related information via CoronavirusNow.com. Additionally, FOX Television Stations increased the number of news hours per week by 20 hours across its core stations. It also completed targeted investments across its digital portfolio, including the recent upgrade of its suite of websites and mobile apps, and the launch of FOX Soul, the group’s first advertising-supported video-on-demand (or AVOD) service, featuring programming focused on the African American community.

•

The Company continued to generate robust affiliate fee growth of 7%, led by the Television segment, and aided by the successful renewal of agreements with Charter, Cox, DISH, the NCTC, Nexstar, Sinclair and Verizon. The Company also renewed its distribution agreement with Comcast, which will take effect in fiscal 2021. Additionally, with the launch of FOX News and FOX Business on Sling, the Company’s key networks are now distributed on all major online multi-channel video programming distributor platforms, further reflecting the “must have” nature of the Company’s content.

Other fiscal 2020 highlights include the following actions and initiatives:

•

The Company entered into sports gaming by partnering with The Stars Group, which has launched FOX Bet Super 6, a national free-to-play game, and the FOX Bet wagering app in New Jersey, Pennsylvania and Colorado. The Stars Group subsequently merged with Flutter. The Company now owns approximately 3% of Flutter and maintains valuable options to acquire up to 50% of The Stars Group’s U.S. business and approximately 18.5% of FanDuel Group, a majority-owned subsidiary of Flutter.

•

The Company completed the acquisition of 67% of the equity in Credible, a leading U.S. consumer finance marketplace. The Credible acquisition, and its subsequent integration, is an example of the Company’s commitment to extend and deepen its digital engagement beyond traditional linear platforms by investing in adjacent businesses. Credible’s marketplace is playing a featured role in the rebranded FOX Business suite of digital products and other integrations across the FOX portfolio of brands.

•

To advance one of its strategic priorities to deliver content directly to consumers, the Company acquired Tubi, a leading AVOD service with over 200 million hours streamed in June 2020, while divesting its passive stake in Roku, Inc. Tubi provides the Company with a 100% owned digital platform to access a wider digital audience and to further the reach of its content, including The Masked Singer. The Company will consider additional opportunities to extend its content expertise on Tubi in the months ahead.

•

The Company acquired three television stations in Seattle, Washington and Milwaukee, Wisconsin and divested its two stations in Charlotte, North Carolina in a transaction with Nexstar. The transaction expanded FOX Television Stations’ market presence to 14 of the top 15 DMAs. The Seattle and Milwaukee DMAs overlap with key FOX Sports markets. It also further aligned our station portfolio with our key sports rights, including the NFL, MLB and NCAA Football. As an example, FOX Television Stations now cover 14 of the NFL’s 16 National Football Conference markets.

•

The Company established a $2 billion stock repurchase program and through March 2020 repurchased $600 million of Class A Common Stock and Class B Common Stock following the successful execution of the Stockholders Agreement with the MFT, which limits the potential accretion of voting power by the MFT and Murdoch family members through market purchases or as an indirect result of repurchases by the Company of shares of Class B Common Stock. The Company returned approximately $880 million of capital to its stockholders through the stock repurchase program and the Company’s semi-annual dividend.

•

The Company also raised $1.2 billion through the issuance of $600 million of 3.05% Senior Notes due 2025 and $600 million of 3.50% Senior Notes due 2030. Net cash provided by operating activities was $2.37 billion and the Company ended the year with $4.65 billion of cash and cash equivalents on its balance sheet.

•

FOX developed and published in September 2020 its inaugural Corporate Social Responsibility Report, which describes the FOX community engagement vision that defines our company and reports what we do to positively impact our viewers, our business partners, our employees, our stockholders and the communities we serve.

Despite the impact of COVID-19 on our business, the performance of our brands and content reinforce our belief that we will emerge from the pandemic in a position of strength. We believe that our brands’ achievements combined with our strong balance sheet provide the financial strength to navigate through the near-term impacts of the pandemic and provide us with a strong financial and operating platform to invest in growth in the years ahead.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Dedication to Helping Those Impacted by COVID-19

The outbreak of the COVID-19 pandemic has resulted in widespread and continuing negative impacts on the macroeconomic environment and our businesses. FOX is mindful of the impact of the pandemic not only on our company but all our stakeholders, including our stockholders, our employees, our viewers, our business partners and the communities we serve.

We believe that as a company we have a responsibility to help each other and those in need and have conducted impactful work across our platforms to give back to our audiences and communities and provide our viewers with the information to better understand the COVID-19 pandemic and its impact on a national local level:

•

Drawing on our newsgathering and digital capabilities across the country, bolstered by content from government and health organizations such as the Centers for Disease Control and Prevention, we launched CoronavirusNOW.com, a free-to-use website featuring news about the COVID-19 pandemic to provide our employees, viewers and communities with reliable, up-to-date information about the public health crisis.

•

Working with our distribution partners to ensure that all Americans could receive the latest national and local news regarding COVID-19, we offered free access to FOX News and FOX Television Stations beginning in mid-March and continuing for over one month.

•

FOX raised over $13 million for Feeding America and the First Responders Children’s Foundation through our broadcast of FOX Presents The iHeart Living Room Concert for America, which paid tribute to the medical professionals and local heroes working on many aspects of the pandemic.

•

In early April 2020, FOX News and Facebook co-hosted a Coronavirus town hall featuring medical and business experts, including members of the White House Coronavirus task force. FOX News and Facebook jointly donated $1 million to Feeding America’s COVID-19 Response Fund.

•	In partnership with NASCAR and with the NFL, FOX Sports supported Feed the Children, the American Red Cross and Feeding America.

•

FOX Sports and FOX News talent taped special public service announcements encouraging viewers to stay home and seek the latest guidance from the Centers for Disease Control and Prevention. Across our networks, we broadcast over 50,000 COVID-19 related public service announcements.

•

FOX Television Stations spearheaded charitable initiatives to assist its local communities, from benefiting food banks to presenting on-air school lessons for students with limited access to remote learning technology.

•

FOX Studio food services staff prepared and delivered 2,000 meals a day for the disabled community in Los Angeles, which kept our staff working while providing much needed support to the people of Los Angeles.

In addition to these efforts, we are also working closely with our business partners to provide them with flexibility to navigate the economic effects of the COVID-19 pandemic. We value these long-term business relationships and are working to help ensure the health and sustainability of their businesses and brands.

FOX is focused on protecting the health of our employees, providing essential news, information and entertainment to our audiences, giving back to our communities and supporting our business partners, all while bolstering the strength of our company in order to best address the challenges ahead. We are monitoring the evolving impact of the COVID-19 pandemic on our business, adjusting the way we operate in the near-term, communicating with our partners, and evaluating our longer-term models, to ensure that we maintain the strength of FOX for the future.

Use of Information on Peer Companies and Industry Trends

A competitive compensation program is essential to attract and retain talented executives with the requisite skills and experience to successfully manage the Company’s businesses. The Company competes to recruit and retain executives against a relatively small number of large, complex, diversified and publicly traded broadcasting, cable and satellite, and movie and entertainment companies. The Compensation Committee considers the compensation practices of a peer group of companies (the “Peer Group”), FOX’s performance relative to the performance of members of the Peer Group, as well as evolving broad market practices to ensure that it remains informed when making compensation decisions. Because of the complex mix of industries and markets in which the Company operates, the Compensation Committee does not target any element of compensation or total compensation to a specific range within the Peer Group. The goal of the Compensation Committee is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which the Company conducts business and reflective of FOX’s performance in our industry relative to the Peer Group.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, with advice from FW Cook, its independent compensation consultant, annually reviews the Peer Group and approves updates to its composition as necessary to better reflect the Company’s competitive landscape and account for any corporate changes and reorganizations among the Peer Group. At the beginning of fiscal 2020, the Peer Group consisted of Activision Blizzard, Inc. (“Activision”), CBS Corporation (“CBS”), Charter, Comcast, Discovery, Inc. (“Discovery”), Disney, Electronic Arts, Inc. (“Electronic Arts”), Liberty Global plc (“Liberty Global”), MSG Networks Inc. (“MSG”), Netflix, Inc. (“Netflix”), Nexstar, Omnicom Group Inc. (“Omnicom”), Sinclair, Sirius XM Holdings, Inc. (“Sirius XM”) and Viacom Inc. (“Viacom”). When reviewing and approving the fiscal 2020 base salary, target non-equity incentive compensation and target long-term incentive compensation for our named executive officers, the Compensation Committee considered the compensation practices of the Peer Group.

During fiscal 2020, the Compensation Committee approved the following changes to the Peer Group: the replacement of CBS and Viacom with ViacomCBS Inc. following their merger; the removal of Activision, Electronic Arts and Omnicom; and the addition of Live Nation Entertainment, Inc. (“Live Nation”) and AMC Networks Inc. (“AMC”). As a result of these changes, the Peer Group is comprised of AMC, Charter, Comcast, Discovery, Disney, Liberty Global, Live Nation, MSG, Netflix, Nexstar, Sinclair, Sirius XM and ViacomCBS Inc.

Elements of Compensation

The key elements of our executive compensation program for our named executive officers consist of base salary; annual incentive compensation that is based on an evaluation of Company, individual and group performance; long-term incentive awards that are broadly consistent with peer practice; and retirement benefits. In establishing the elements of our named executive officers’ compensation, the Compensation Committee considered each named executive officer’s management experience, duties and responsibilities with the Company; duration of service to the Company and 21CF, the industry and peer group in which the Company competes for talent; and, in certain instances, the compensation required to recruit and retain the named executive officer into a role with the Company. For fiscal 2020, 87% of the Chief Executive Officer’s target total direct compensation and over 80% of all named executive officers’ target total direct compensation was “at risk.”

Base Salary

One element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a named executive officer’s annual cash compensation and does not vary with performance. The base salary provided for by the respective employment agreements of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic, and the base salary for Mr. K.R. Murdoch, were approved by the Compensation Committee in the context of each named executive officer’s particular position; the responsibilities associated with that position; his experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; and the Company’s overall compensation principles.

As part of the Company’s actions to address the COVID-19 pandemic and the resulting effect on its business, operations and employees, on April 22, 2020, the named executive officers voluntarily agreed to forgo 100% of their base salaries from May 1, 2020 until September 30, 2020. This action reduced their aggregate base salaries by $6 million ($2.3 million during fiscal 2020) and reduced their aggregate total target compensation by 9% (4% during fiscal 2020).

Set forth below are the base salaries for each of the named executive officers for fiscal 2020.

Named Executive Officer	Base Salary(a)	Effective Base Salary(b)
K. Rupert Murdoch	$5.0 million	$4.2 million
Lachlan K. Murdoch	$3.0 million	$2.5 million
John P. Nallen	$2.0 million	$1.7 million
Viet D. Dinh	$3.0 million	$2.5 million
Steven Tomsic	$1.5 million	$1.3 million
Total Fiscal 2020 Forfeited Salary		($2.3 million)

(a)	Represents amounts approved by the Compensation Committee for fiscal 2020 and does not reflect the Voluntary Base Salary Reductions.

(b)	Reflects the fiscal 2020 base salary received by the named executive officers following the Voluntary Base Salary Reductions.

The Compensation Committee annually reviews the base salary of each of the named executive officers, subject to the terms of any applicable employment agreements. Base salary may be adjusted if the Compensation Committee determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual named executive officer in light of the Company’s compensation objectives. Other than the Voluntary Base Salary Reductions described above, there were no base salary changes for our named executive officers in fiscal 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation

The named executive officers have a direct influence on our operations and strategy. The Compensation Committee believes that a significant portion of each named executive officer’s total compensation opportunity should be based on individual and group contributions and the Company’s financial and operating performance. This framework fosters a performance-driven, pay-for-performance culture that aligns our named executive officers’ interests with those of our stockholders while also rewarding the named executive officers for superior individual and group achievements.

Following the end of fiscal 2019, the Compensation Committee approved the framework for the fiscal 2020 annual non-equity incentive compensation program (the “Annual Incentive Compensation”). The Compensation Committee determined that 75% of the Annual Incentive Compensation would be based on the Company’s achievement of Adjusted EBITDA1 versus the budgeted Adjusted EBITDA goal, and 25% of the Annual Incentive Compensation would be based on qualitative factors, including each named executive officer’s contributions to the Company’s financial and non-financial objectives, individually and as a group. The Compensation Committee believes that Adjusted EBITDA is widely used by investors and stockholders to measure the Company’s performance and therefore is the appropriate quantitative metric against which our named executive officers’ performance should be assessed.

The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be calculated on a linear basis:

Performance Level	Performance Goal as a Percentage of Target Adjusted EBITDA	Payout as a Percentage of Financial Performance Portion of the Annual Incentive Compensation
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%

The Compensation Committee approved the following target and maximum Annual Incentive Compensation opportunities for each named executive officer for fiscal 2020.

Named Executive Officer	Fiscal 2020 Target Annual Incentive Opportunity	Fiscal 2020 Maximum Annual Incentive Opportunity

K. Rupert Murdoch	120% of Base Salary	200% of Target

Lachlan K. Murdoch	200% of Base Salary	200% of Target

John P. Nallen	150% of Base Salary	200% of Target

Viet D. Dinh	100% of Base Salary	200% of Target

Steven Tomsic	167% of Base Salary	200% of Target

The above targets were approved in August 2019 by the Compensation Committee for fiscal 2020 and do not reflect the Voluntary Base Salary Reductions.

Quantitative Element of Annual Incentive Compensation

For fiscal 2020, the Compensation Committee set threshold and maximum performance levels and target performance range for Adjusted EBITDA for the quantitative element of the Annual Incentive Compensation opportunities as follows:

Performance Level	Adjusted EBITDA (in billions)	Payout as a % of Target
Maximum	$2.98	200%
Target	$2.43 – $2.53	100%
Threshold	$1.98	50%

[1]

“Adjusted EBITDA” is defined as revenues less operating expenses and selling, general and administrative expenses. Adjusted EBITDA does not include amortization of cable distribution investments, depreciation and amortization, impairment and restructuring charges, interest expense, interest income, other, net and income tax (expense) benefit. Adjusted EBITDA is the aggregation of the Segment EBITDA of each of the Company’s operating segments. For a discussion of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see pages 43-44 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

A narrow target range is used, rather than a fixed dollar goal, to address challenges associated with setting performance goals with precision and to avoid unintended windfalls or shortfalls in actual payouts to the named executive officers. No quantitative portion of the Annual Incentive Compensation is payable below the threshold performance level and no additional amount is payable above the maximum performance level.

The Company’s fiscal 2020 Adjusted EBITDA of $2.78 billion exceeded the target performance range and therefore the Compensation Committee determined that the quantitative portion of the Annual Incentive Compensation was overachieved by 55% above the high end of the target range. The quantitative portion of the fiscal 2020 Annual Incentive Compensation was calculated as follows:

Calculation Step	Amount Achieved	Target	($ amounts in millions)

Subtract Target from the Amount Achieved	$2,779	$2,530	A	$249

Calculate difference between Maximum and Target	$2,980	$2,530	B	$450

Divide result by the difference between Maximum and Target to yield percentage of Maximum to Target achieved			A/B = C	55%

Multiply by difference in payout opportunity between Maximum and Target	200%	100%	D	100%

Percentage of payout multiplier earned			C*D = E	55%

Plus percentage earned for achieving Target			F	100%

EBITDA payout multiplier earned			E+F	155%

The table below illustrates the calculation of the quantitative portion of our named executive officers’ Annual Incentive Compensation opportunity:

Named Executive Officers	75% of Target (Quantitative Portion)	Adjusted EBITDA Payout Multiplier	Annual Incentive Compensation Earned based on Quantitative Performance
K. Rupert Murdoch	$4,500,000	155%	$6,975,000
Lachlan K. Murdoch	$4,500,000	155%	$6,975,000
John P. Nallen	$2,250,000	155%	$3,487,500
Viet D. Dinh	$2,250,000	155%	$3,487,500
Steven Tomsic	$1,875,000	155%	$2,906,250

Qualitative Element of Annual Incentive Compensation

Additionally, when determining each named executive officer’s Annual Incentive Compensation, the Compensation Committee also considered the named executive officers’ performance, individually and collectively as a group, against qualitative factors established in advance by the Committee for fiscal 2020 and set forth in the table below. This assessment comprised 25% of the Annual Incentive Compensation determination.

The performance factors underpinning this component of the Annual Incentive Compensation help focus the named executive officers on cross-functional strategic initiatives that are imperative to the Company’s continued long-term success. In order to evaluate the extent to which the performance factors were achieved for fiscal 2020, the Compensation Committee undertook a qualitative assessment of Company performance and the performance of our named executive officers, individually and collectively as a group, taking into account the following fiscal 2020 achievements:

Qualitative Performance Factor	Fiscal 2020 Achievement
Establishing a strong foundation as we stand up FOX as an independent business

•  Creation of a focused company that produces and distributes compelling live news, sports and entertainment content through iconic brands.

•  Continued investment in existing businesses (FOX Entertainment, FOX Nation and Fox Business Network) and new businesses (FOX Bet/Flutter, Bento Box, Credible, Nexstar television stations and Tubi).

•  A strong balance sheet, as reflected by $4.65 billion of cash and cash equivalents and $7.95 billion of debt, for net debt of $3.30 billion at fiscal year-end.

Delivering on our on-screen investment

•  Robust affiliate fee growth of 7%.

•  FOX Entertainment programming ranked #1 among all broadcast network primetime entertainment programming for the 2019-2020 broadcast season in the key Adults 18-49 demographic (moving from last to first in back-to-back seasons).

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COMPENSATION DISCUSSION AND ANALYSIS

Qualitative Performance Factor	Fiscal 2020 Achievement

•  FOX News finished the fiscal year as the #1 cable news network and #1 cable network in total viewers in total day and primetime.

•  FOX Sports was once again the leader in marquee live sports broadcasts, including the FIFA Women’s World Cup, the MLB World Series and Super Bowl LIV.

•  Fiscal 2020 was a year of expansion at FOX Television Stations through its acquisition of stations from Nexstar, which expanded its market presence to 14 of the top 15 DMAs and further aligned the station portfolio with key sports rights, and the expansion of its news coverage, which increased the number of news hours per week by 20 hours across its core stations.

Expanding our digital/direct-to-consumer reach

•  Entry into sports gaming through a partnership with The Stars Group, which launched free-to-play game FOX Bet Super 6 and the FOX Bet wagering app; equity stake in Flutter, and options to acquire up to 50% of The Stars Group’s U.S. business and approximately 18.5% of FanDuel Group.

•  Acquisition of Tubi, a leading AVOD service, and 67% of Credible, a leading U.S. consumer finance marketplace, and subsequent integrations.

•  FOX News Digital saw its highest performance ever across all major key performance indicators, including unique devices, page views, video starts and total time spent, over the course of fiscal 2020, driven by continued investment in its digital properties, including a rebranded FOX Business.

•  Fox Television Stations completed targeted investments across its digital portfolio, including the upgrade of its suite of digital properties, and the launch of its first AVOD service, FOX Soul.

Capital allocation

•  Returned approximately $880 million of capital to stockholders through the stock repurchase program and semi-annual dividend.

•  Established $2 billion stock repurchase program and repurchased $600 million of Class A Common Stock and Class B Common Stock following the successful execution of the Stockholders Agreement with the MFT.

•  Issuance of $1.2 billion of senior notes.

•  Net cash provided by operating activities of $2.37 billion and $4.65 billion of cash and cash equivalents.

•  Conversion of a passive stake in Roku, Inc. to a full ownership stake in Tubi.

Developing a strong investor communication program

•  Collaborative and productive dialogues with stockholders during which the Company received input on a variety of topics and established a foundation for further meaningful engagement.

•  Since the Transaction, the percentage of institutional holders of the Company’s Class A and Class B Common Stock has increased from approximately 60% of the unaffiliated outstanding shares of Class A and Class B common stock to approximately 80% of such outstanding shares, reflecting the fact that more long-term investors have come to appreciate FOX’s distinctive market positioning.

Furthering our commitment to corporate culture and social responsibility

•  Development of inaugural Corporate Social Responsibility Report, published in September 2020.

•  Tangible support provided to the Company’s communities, employees, and other stakeholders, including the many efforts described in the section titled “Our Dedication to Helping Those Impacted by COVID-19.”

•  Company-wide volunteer campaign during the 2019 holiday season that collected over 85,000 pounds of food for local food banks. The Company also donated over 260,000 toys to foster children and military families.

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COMPENSATION DISCUSSION AND ANALYSIS

Qualitative Performance Factor	Fiscal 2020 Achievement

•  Provided grants and other assistance to the many FOX employees directly impacted by the 2019 California wildfires. To support employees’ giving and the needs of our communities, the Company tripled the impact of employees’ contributions to the American Red Cross and California Fire Foundation by donating $2 for every $1 donated by employees.

The Compensation Committee determined that the above-described achievements of the named executive officers, individually and as a group, made contributions to drive the overall success of the Company’s business as well as its financial and strategic objectives and therefore awarded 100% of the target qualitative portion of the Annual Incentive Compensation to the named executive officers. In addition, the Compensation Committee considered it appropriate to align the percentage of the target qualitative portion of the Annual Incentive Compensation awarded to each named executive officer to recognize the collaborative effort in fiscal 2020 that led to the Company’s strong performance.

In light of the Compensation Committee’s consideration of these factors, the Compensation Committee confirmed the payout multiples set forth below and calculated the Annual Incentive Compensation, which was paid in cash, as follows:

Named Executive Officers	Quantitative Performance			Qualitative Performance			Total
	75% of Target	Multiple	Subtotal	25% of Target	Multiple	Subtotal
K. Rupert Murdoch	$4,500,000	155%	$6,975,000	$1,500,000	100%	$1,500,000	$8,475,000
Lachlan K. Murdoch	$4,500,000	155%	$6,975,000	$1,500,000	100%	$1,500,000	$8,475,000
John P. Nallen	$2,250,000	155%	$3,487,500	$750,000	100%	$750,000	$4,237,500
Viet D. Dinh	$2,250,000	155%	$3,487,500	$750,000	100%	$750,000	$4,237,500
Steven Tomsic	$1,875,000	155%	$2,906,250	$625,000	100%	$625,000	$3,531,250

Long-Term Equity-Based Incentive Awards

The Compensation Committee believes the purpose of granting long-term equity-based awards to our named executive officers is to align their compensation with the long-term performance of the Company and thereby link the named executive officers’ interests directly to those of the Company’s stockholders. In August 2019, the Compensation Committee granted equity-based awards to named executive officers for fiscal 2020 in the following form:

•	Fifty percent (50%) as performance-based restricted stock units (“PSUs”) with a three-year performance period, rewarding delivery of key long-term financial and stockholder performance goals.

•

Twenty-five percent (25%) as time-vested restricted stock units (“RSUs”) that will vest in equal annual installments over a three-year period, supporting retention and enhancing a direct alignment with stockholders.

•

Twenty-five percent (25%) as time-vested stock options that will vest in equal annual installments over a three-year period and have a term of seven years from the date of grant, creating an incentive to build stockholder value over the long term.

The Compensation Committee believes granting a mix of time-based and performance-based long-term incentive awards serves to focus our named executive officers on FOX’s success and generating growth for our stockholders over the long term, while encouraging retention and deterring excessive risk-taking.

PSUs granted to our named executive officers will vest after three years based on achievement of targets for the following performance metrics:

(a)	Average annual adjusted earnings per share (“EPS”) growth, weighted 40%;

(b)	Average annual adjusted free cash flow (“FCF”) growth, weighted 40%; and

(c)

The Company’s three-year total stockholder return as measured against the three-year total stockholder return of the companies that comprise the Standard & Poor’s 500 Index (“Relative TSR”), weighted 20%.

The Compensation Committee believes these performance metrics align to the creation of stockholder value. Specifically, EPS is one of the primary measures used by FOX, investors and analysts to assess FOX’s and our management’s performance; FCF gives a clear view of the Company’s ability to generate cash that can be used for investments in the business, returns to stockholders and other actions that enhance stockholder value; and Relative TSR strengthens the alignment with the long-term

36	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

interests of our stockholders while considering a broad and stable collection of comparator group companies that offer alternative capital investment opportunities. FOX will adjust EPS and FCF to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or diminished by factors unrelated to the ongoing operation of the business. These adjustments will ensure that the decisions made by our named executive officers are not unduly influenced by unexpected and uncontrollable events or by strategic events that are in the long-term interest of stockholders because the executives would neither benefit nor be penalized by the impact of these events on the Company. As described above, despite the unforeseen operational and financial impact of COVID-19, the Compensation Committee did not make any adjustments to the fiscal 2020 executive compensation program or associated performance metrics.

For the fiscal 2020-2022 performance period, each of our named executive officers received long-term incentive awards in the following aggregate target amount:

Named Executive Officer	Fiscal 2020-2022 Target Long-Term Incentive Award Opportunity(a)

K. Rupert Murdoch	140% of Base Salary

Lachlan K. Murdoch	367% of Base Salary

John P. Nallen	250% of Base Salary

Viet D. Dinh	167% of Base Salary

Steven Tomsic	133% of Base Salary

(a)	Base salary represents amounts approved by the Compensation Committee for fiscal 2020 and does not reflect the Voluntary Base Salary Reductions.

The grant date for long-term equity-based awards is the date on which the Compensation Committee approves awards under the 2019 Shareholder Alignment Plan (the “2019 SAP”), with the exercise price of any stock option to be the volume-weighted average price of the Class A Common Stock on NASDAQ on the date of grant and the number of restricted stock units and performance stock units underlying each award determined based on the 20 day trailing average of the closing price of the Class A Common Stock as of June 30, 2019.

Retirement Benefits

In conjunction with the Transaction, FOX adopted and maintains certain legacy 21CF retirement benefits in which certain of our named executive officers participate. The Compensation Committee believes maintaining these legacy 21CF retirement benefits continues to serve as an important retention tool for long-tenure executives. For additional information on these arrangements, please see the “Pension Benefits as of June 30, 2020” table and the “Potential Payments Upon Termination” table, together with the accompanying footnotes, and the section titled “Description of Pension Benefits” in “Executive Compensation” below.

Perquisites

Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee determined are reasonable and consistent with the overall compensation philosophy applied to our named executive officers. Perquisites constitute a very small percentage of each named executive officer’s total compensation package. Some perquisites are generally intended to serve a specific business need for the benefit of the Company, including the safety and security of our named executive officers. Our named executive officers must adhere to a security plan developed by a third-party consultant and assessed annually by our Compensation Committee based on the high visibility of our Company, the executive’s position, work location, and a review of the judgments and recommendations of internal and external security experts. The perquisites, including personal security, received by each named executive officer in fiscal 2020, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.

Framework for Fiscal 2021 Long-Term Equity-Based Incentive Awards

The Compensation Committee believes that the purpose of granting long-term equity-based awards to our named executive officers is to align their compensation with the long-term performance of the Company and thereby link the named executive officers’ interests directly to those of the Company’s stockholders. Due to the reduction in the market price of the Class A Common Stock and the opaque operating environment caused by the unprecedented COVID-19 pandemic, the Compensation Committee currently has little expectation that the performance goals previously established for the fiscal 2020-2022 performance period will be achieved, and the named executive officers currently do not ascribe value to these awards. As a result, the fiscal 2020-2022 PSUs currently fall short of their intended purpose of linking the named executive officers’ interests

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COMPENSATION DISCUSSION AND ANALYSIS

directly to those of the Company’s. The Compensation Committee does not believe revising the performance goals associated with the fiscal 2020-2022 PSUs is an appropriate course of action, but it recognizes the need to assess FOX’s long-term equity-based incentive program going forward to ensure the program appropriately aligns the interests of our named executive officers with those of our stockholders in this new environment.

Following a review of our long-term equity-based program, the Compensation Committee has determined that the COVID-19 pandemic has limited the Company’s ability to forecast the Company’s long-term performance by means of EPS and FCF, impeding our ability to establish meaningful performance metrics that would underpin a larger PSU component of the long-term equity-based program for fiscal 2021. In light of this lack of predictability and transparency, for fiscal 2021, the Compensation Committee has approved adjusting the percentage of the PSU and RSU components of the long-term equity-based program and introducing a performance-based stock option award. This new mix of equity awards reflects the Compensation Committee’s view that, in light of the volatile markets caused by COVID-19, the long-term equity-based awards for our named executive officers should continue to be focused on performance with the primary goal of enhancing alignment with the Company’s stockholders while also providing a valuable retention incentive. The Compensation Committee granted equity-based awards for fiscal 2021 in the following form:

•

Twenty-five percent (25%) of a named executive officer’s target long-term incentive award was granted as performance-based stock options with a three-year performance period (the “PSOs”). PSOs granted to our named executive officers will vest at the end of the three year performance period and have a term of seven years thereafter. PSOs granted to our named executive officers will vest only if, at any point during the three-year performance period, the closing price of the Class A Common Stock exceeds the exercise price of the PSO by at least fifteen percent (15%) for at least 30 consecutive calendar days. The Compensation Committee believes that holding PSOs effectively focuses our named executive officers on generating long-term growth for our stockholders during and following the COVID-19 pandemic, as the PSOs will only vest and yield value if the Class A Common Stock appreciates by at least fifteen percent (15%) within three years following the grant date.

•

Twenty-five percent (25%) of a named executive officer’s target long-term incentive award was granted as PSUs with a three-year performance period. PSUs granted to our named executive officers will vest after three years based on achievement of targets for the following performance metrics:

(a)	Average annual adjusted EPS growth, weighted 15%;

(b)	Average annual adjusted FCF growth, weighted 15%; and

(c)	The Company’s Relative TSR, weighted 70%.

•	Fifty percent (50%) of a named executive officer’s target long-term incentive award was awarded in time-vested RSUs that will vest in equal annual installments over a three-year period.

Collectively, the performance-based portion of each named executive officer’s target long-term incentive award allocates 85% of the grant value to a hurdled stock performance metric and 15% to Company financial projections. Consistent with prior PSUs granted to our named executive officers, the Compensation Committee believes the PSU performance metrics for the fiscal 2021 program align to the creation of stockholder value. In addition, the Compensation Committee believes the fiscal 2021 long-term incentive award mix appropriately addresses the uncertainty surrounding the COVID-19 pandemic while maintaining 50% of the award as performance-based compensation.

Employment Arrangements, Severance and Change in Control Arrangements

The Compensation Committee believes that employment agreements, which are broadly used in the media industry, are important tools to attract and retain executive talent. On March 19, 2019, immediately following the closing of the Transaction, the Compensation Committee and Board approved compensatory arrangements for each of our named executive officers and on April 26, 2019, the Company entered into employment agreements formalizing these compensatory arrangements with each of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic.

The employment agreements generally provide for base salary, target Annual Incentive Compensation and target grants of long-term incentive awards for each year of the three-year term. The employment agreements also provide for severance protection in the event of a termination of the executive’s employment during the term and bind the executives to restrictive covenants in favor of the Company. None of the named executive officers’ employment agreements or other arrangements contains provisions that guarantee a payment upon a change in control of the Company. The employment agreements and severance arrangements contained therein are further described below in the sections titled “Employment Arrangements” and “Potential Payments Upon Termination.”

38	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Recoupment of Previously Paid Named Executive Officer Performance-Based Compensation

The Board has adopted policies requiring the recoupment of performance-based compensation paid to the named executive officers in the event of certain financial restatements or of other bonus compensation in certain other instances. Specifically, if an executive is engaged in acts or omissions that are determined, by final judicial decision or order from which there is no further right to appeal, to involve intentional misconduct or a knowing violation of law or if an executive is engaged in harassment, discrimination or retaliation, including, but not limited to, the failure to respond to allegations or complaints of such behavior, the Compensation Committee has sole discretion to require reimbursement of all or any portion of performance-based compensation or discretionary bonus paid to the executive.

Prohibition on Hedging and Pledging of FOX Stock

The Company prohibits all Directors and employees, including our named executive officers (and their family members and controlled entities that are subject to its Insider Trading and Confidentiality Policy), from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds that hedge or offset, or are designed to hedge or offset, any decrease in the market value of FOX’s securities) or hedging or pledging equity compensation.

Executive Stock Ownership Guidelines

The Compensation Committee believes that the named executive officers of the Company should have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. In connection with the closing of the Transaction, the Board adopted stock ownership guidelines that require the named executive officers to own equity securities of the Company equal in value to at least a defined multiple of the executive’s base salary as follows:

Named Executive Officer	Ownership Guideline

K. Rupert Murdoch	5 times base salary

Lachlan K. Murdoch	5 times base salary

John P. Nallen	2 times base salary

Viet D. Dinh	2 times base salary

Steven Tomsic	2 times base salary

As of the end of fiscal 2020, each of our named executive officers has achieved the appropriate ownership level in accordance with the ownership guidelines. All fully owned shares held by the executive or direct family members, vested shares held in retirement and deferred compensation accounts, shares held by the executive or direct family members in trust, and all unvested restricted shares or time-based RSUs count for purposes of assessing an executive’s ownership level.

Role of Compensation Consultant

The Compensation Committee has retained FW Cook to advise the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. For information on the Compensation Committee’s consideration of FW Cook’s independence, please see the section titled “Committees and Meetings of the Board of Directors – Compensation Committee.”

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally prohibits executive compensation in excess of $1 million per year to be deducted by the Company as a compensation expense. The Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary, Annual Incentive Compensation and long-term incentives, in order to provide appropriate compensation. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.

2020 Proxy Statement	39

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2020 and this proxy statement.

THE COMPENSATION COMMITTEE:

Jacques Nasser (Chairman)

Anne Dias

Paul D. Ryan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2020, the Compensation Committee consisted of the following non-executive Directors: Jacques Nasser (Chairman), Anne Dias and Paul D. Ryan, all of whom the Board has determined are independent in accordance with Nasdaq listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for named executive officers’ performance-based and other bonus compensation in the event of certain financial restatements or certain other instances. Specifically, if an executive is engaged in acts or omissions that are determined, by final judicial decision or order from which there is no further right to appeal, to involve intentional misconduct or a knowing violation of law or if an executive is engaged in harassment, discrimination or retaliation, including, but not limited to, the failure to respond to allegations or complaints of such behavior, then the Compensation Committee has sole discretion to require reimbursement of all or any portion of performance-based compensation paid to such executive. The Compensation Committee annually oversees an assessment of risk related to compensation policies and practices.

40	2020 Proxy Statement

EXECUTIVE COMPENSATION

The following section, and the tables that appear herein, sets forth information with respect to total compensation for the fiscal year ended June 30, 2020, and, with respect to the Summary Compensation Table below, the fiscal years ended June 30, 2019 and June 30, 2018, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers of the Company (collectively, the “named executive officers”) who served in such capacity on June  30, 2020.

Summary Compensation Table for the Fiscal Year Ended June 30, 2020

The following table, and the accompanying footnotes, set forth information with respect to total compensation for the fiscal years ended June 30, 2020, June 30, 2019 and June 30, 2018, respectively, for our named executive officers who served in such capacity on June 30, 2020. All compensation granted to or received by our named executive officers prior to March 19, 2019 was established and granted by 21CF, our former parent company.

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(g)		Option Awards(h)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings(j)	All Other Compensation(k)	Total

K. Rupert Murdoch Chairman	2020	$4,211,538	(a)	$—		$5,656,904		$ 1,750,000	$ 8,475,000		$13,727,000	$162,684	$33,983,126
	2019	$6,502,308	(b)	$1,693,151	(d)	$12,629,496		$ 2,499,995	$ 7,536,987	(i)	$11,129,000	$165,178	$42,156,115
	2018	$7,100,000		$—		$23,273,953		$ —	$13,090,000		$ 5,644,000	$125,601	$49,233,554

Lachlan K. Murdoch Executive Chairman and Chief Executive Officer	2020	$2,526,923	(a)	$—		$8,889,447		$ 2,750,000	$ 8,475,000		$ 5,716,000	$797,090	$29,154,460
	2019	$3,000,000	(b)	$1,693,151	(d)	$23,105,496		$ 4,999,998	$ 5,742,466	(i)	$ 3,367,000	$202,992	$42,111,103
	2018	$3,000,000		$—		$36,748,401		$ —	$ 9,973,334		$ 728,000	$219,996	$50,669,731

John P. Nallen Chief Operating Officer	2020	$1,684,615	(a)	$—		$4,040,651		$ 1,250,000	$ 4,237,500		$ 1,751,000	$ 84,570	$13,048,336
	2019	$2,000,000	(b)	$846,576	(d)	$11,104,095		$ 2,499,995	$ 2,871,233	(i)	$ 1,488,000	$ 89,591	$20,899,490
	2018	$2,000,000		$—		$16,332,590		$ —	$ 4,986,666		$ 471,000	$ 59,410	$23,849,666

Viet D. Dinh Chief Legal and Policy Officer	2020	$2,526,923	(a)	$—		$4,040,651		$ 1,250,000	$ 4,237,500		$ —	$ 39,386	$12,094,460
	2019	$2,398,385	(b)(c)	$9,096,576	(d)(e)	$10,957,156	(c)	$ 1,624,992	$ —		$ —	$ 49,591	$24,126,700

Steven Tomsic Chief Financial Officer	2020	$1,263,462	(a)	$—		$1,616,215		$ 500,000	$ 3,531,250		$ —	$ 23,951	$ 6,934,878
	2019	$1,392,692	(b)	$3,710,412	(d)(f)	$3,819,554		$ 999,998	$ —		$ —	$ 14,246	$ 9,936,902

(a)	The amount reflects base salary earned in fiscal 2020, taking into consideration the Voluntary Base Salary Reductions.

(b)

The amount reflects (i) the prorated fiscal 2019 base salary from 21CF from July 1, 2018 to the date of the closing of the Transaction and (ii) the prorated fiscal 2019 base salary from FOX from the closing of the Transaction through June 30, 2019.

(c)

Prior to the closing of the Transaction, Mr. Dinh served as a director of 21CF and received compensation and stock awards from 21CF for his service as a 21CF director. Mr. Dinh received $33,000 in fees and $48,708 in stock awards in respect of his service on the 21CF Board during fiscal 2019, which amounts are reflected in this table. Mr. Dinh joined the Company on September 17, 2018 in anticipation of the closing of the Transaction.

(d)

The amount reflects a prorated portion of the annual target bonus for each of our named executive officers, which the Compensation Committee decided to pay in respect of fiscal 2019 based on the period of time elapsed between the closing of the Transaction and the conclusion of fiscal 2019. For Mr. Tomsic, the amount also reflects the prorated annual incentive from 21CF from July 1, 2018 to the date of the closing of the Transaction, which was provided by 21CF at the greater of fiscal 2019 target and the actual bonus received in respect of 21CF’s 2018 fiscal year, as required by the agreements negotiated by 21CF in conjunction with the Disney Merger.

(e)	This amount includes the signing bonus and contractual bonus provided by 21CF to Mr. Dinh immediately following the closing of the Transaction pursuant to his employment agreement with 21CF.

(f)	This amount includes the discretionary bonus provided by 21CF to Mr. Tomsic on March 19, 2019 in recognition of Mr. Tomsic’s efforts in furtherance of the Transaction.

(g)

This amount represents the aggregate grant date fair value of stock awards granted during the applicable fiscal year. Fiscal 2019 also includes the incremental fair value resulting from the payment of outstanding 21CF PSU awards (the “21CF PSU Awards”) for the fiscal 2017-2019 performance period previously granted to our named executive officers that were paid out on March 19, 2019 based on the target level of performance, as required by the agreements negotiated by 21CF in conjunction with the Disney Merger.

2020 Proxy Statement	41

EXECUTIVE COMPENSATION

(h)

The amounts set forth in the Option Awards column represent the aggregate grant date fair value of option awards granted during the applicable fiscal year estimated on the date of grant using the Black-Scholes option-pricing model. For additional information about the assumptions used in these calculations, see Note 12 to the audited consolidated and combined financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on August 10, 2020.

(i)

The amount reflects the prorated fiscal 2019 Annual Incentive from 21CF from July 1, 2018 to the date of the closing of the Transaction, which was provided by 21CF based on target performance as required by the 21CF Disney Merger Agreement.

(j)

The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical, as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s June 30, 2020 audited consolidated and combined financial statements. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plans from year to year as reported in the Summary Compensation Table is subject to interest rate volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. The change in pension value in fiscal 2020 was primarily due to the accrual of an additional year of benefits and a change in the discount rate.

(k)	All Other Compensation paid in fiscal 2020 is calculated based on the incremental cost to the Company and is comprised of the following:

Perquisites	K. Rupert Murdoch	Lachlan K. Murdoch	John P. Nallen	Viet D. Dinh	Steven Tomsic
Personal Use of Corporate Aircraft	$77,828	$144,995	$36,841	$22,604	$7,169
Personal Use of Corporate Car/Car Allowance	$25,252	$12,185	$20,885	$—	$—
Company Contributions to 401(k) Plan	$11,400	$11,400	$11,400	$11,400	$11,400
Life Insurance Premiums(1)	$48,204	$3,510	$15,444	$5,382	$5,382
Residential Security	$—	$625,000	$—	$—	$—
Total	$162,684	$797,090	$84,570	$39,386	$23,951

(1)	Represents imputed income to the named executive officers under the Company’s executive life insurance program.

42	2020 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During the Fiscal Year Ended June 30, 2020

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during fiscal 2020.

Name	Grant Date		Estimated future payouts under non-equity incentive plan awards ($)			Estimated future payouts under equity incentive plan awards (#)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)(c)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch			$2,250,000	$6,000,000	$12,000,000
	8/5/2019					9,937	99,375	198,750				$3,865,688
	8/5/2019	(a)							49,687			$1,791,216
	8/5/2019	(b)								239,071	$36.00	$1,750,000
Lachlan K. Murdoch			$2,250,000	$6,000,000	$12,000,000
	8/5/2019					15,616	156,161	312,322				$6,074,663
	8/5/2019	(a)							78,080			$2,814,784
	8/5/2019	(b)								375,683	$36.00	$2,750,000
John P. Nallen			$1,125,000	$3,000,000	$6,000,000
	8/5/2019					7,098	70,982	141,964				$2,761,200
	8/5/2019	(a)							35,491			$1,279,451
	8/5/2019	(b)								170,765	$36.00	$1,250,000
Viet D. Dinh			$1,125,000	$3,000,000	$6,000,000
	8/5/2019					7,098	70,982	141,964				$2,761,200
	8/5/2019	(a)							35,491			$1,279,451
	8/5/2019	(b)								170,765	$36.00	$1,250,000
Steven Tomsic			$937,500	$2,500,000	$5,000,000
	8/5/2019					2,839	28,392	56,784				$1,104,449
	8/5/2019	(a)							14,196			$511,766
	8/5/2019	(b)								68,306	$36.00	$500,000

(a)

Reflects the right to receive shares of Class A Common Stock that vest in equal installments on August 15 of each of 2020, 2021 and 2022, subject to continued employment through the applicable vesting date (unless otherwise accelerated upon certain qualifying terminations of employment).

(b)

Reflects stock options that vest in equal installments on August 15 of each of 2020, 2021 and 2022, subject to continued employment through the applicable vesting date (unless otherwise accelerated upon certain qualifying terminations of employment).

(c)	The exercise price of the stock options is the volume-weighted average price of the Class A Common Stock on the date of grant.

2020 Proxy Statement	43

EXECUTIVE COMPENSATION

Employment Arrangements

For fiscal 2020, all of the named executive officers, except Mr. K. Rupert Murdoch, had employment agreements that set forth the terms and conditions of their employment with the Company. On April 22, 2020, each of our named executive officers voluntarily agreed to forgo 100% of their base salaries from May 1, 2020 until September 30, 2020, and signed a consent acknowledging that the Voluntary Base Salary Reductions will not be a breach of the employment arrangement entered into with the Company, trigger severance, or amend or modify the employment arrangement except as provided in the consent. The employment arrangement summaries listed below do not take into consideration the Voluntary Base Salary Reductions.

K. Rupert Murdoch

In connection with Mr. K.R. Murdoch’s appointment as the Chairman of the Board, on March 19, 2019, the Board approved Mr. K.R. Murdoch’s compensation arrangement. Pursuant to the terms of his compensation arrangement, Mr. K.R. Murdoch receives a base salary of $5.0 million and is eligible to receive an Annual Incentive Compensation award with a target of $6.0 million and a maximum payout of $12.0 million. Mr. K.R. Murdoch is eligible to receive annual awards under the 2019 SAP (the “Annual SAP Awards”) with an annual target award equal to $7.0 million. The criteria for the achievement of the bonus amounts are established by the Compensation Committee.

Mr. K.R. Murdoch is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. K.R. Murdoch is entitled to legacy enhanced retirement benefits that were assumed by FOX. The legacy retirement benefits increase Mr. K.R. Murdoch’s retirement benefits above the amounts available under the Company’s broad based, tax qualified plan and provide enhanced retirement health and life insurance benefits to Mr. K.R. Murdoch and his spouse.

Lachlan K. Murdoch

In connection with Mr. L.K. Murdoch’s appointment as Executive Chairman of the Board and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. L.K. Murdoch on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022.

Pursuant to the terms of his employment agreement, Mr. L.K. Murdoch receives a base salary of $3.0 million and is eligible to receive an Annual Incentive Compensation award with a target of $6.0 million and a maximum payout of $12.0 million. Mr. L.K. Murdoch is eligible to receive Annual SAP Awards with an annual target award equal to $11.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

Mr. L.K. Murdoch is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. L.K. Murdoch is entitled to legacy enhanced retirement benefits that were assumed by FOX. The legacy retirement benefits increase Mr. L.K. Murdoch’s retirement benefits above the amounts available under the Company’s broad based, tax qualified plan and provide enhanced retirement health and life insurance benefits to Mr. L.K. Murdoch and his spouse.

Mr. L.K. Murdoch is also entitled to certain payments and benefits upon his separation from the Company. For a discussion of these provisions, please see the section titled “Potential Payments Upon Termination.”

John P. Nallen

The Company and Mr. Nallen entered into an employment agreement on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022. Under the terms of the employment agreement, Mr. Nallen serves as Chief Operating Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Nallen receives a base salary of $2.0 million per year and is eligible to receive an Annual Incentive Compensation award with a target of $3.0 million and a maximum payout of $6.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

In addition, the agreement provides that Mr. Nallen is eligible to receive Annual SAP Awards with an annual target award equal to $5.0 million. Mr. Nallen is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. Nallen is entitled to legacy enhanced retirement benefits that were assumed by FOX. The legacy enhanced retirement benefits for Mr. Nallen are substantially similar to the legacy retirement benefits for Mr. L.K. Murdoch.

The employment agreement also provides for certain payments and benefits to Mr. Nallen upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section titled “Potential Payments Upon Termination.”

44	2020 Proxy Statement

EXECUTIVE COMPENSATION

Viet D. Dinh

The Company and Mr. Dinh entered into an employment agreement on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022. Under the terms of the employment agreement, Mr. Dinh serves as Chief Legal and Policy Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Dinh receives a base salary of $3.0 million per year and is eligible to receive an Annual Incentive Compensation award with a target of $3.0 million and a maximum payout of $6.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

In addition, the agreement provides that Mr. Dinh is eligible to receive Annual SAP Awards with an annual target award equal to $5.0 million. Mr. Dinh is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. The employment agreement also provides for certain payments and benefits to Mr. Dinh upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section titled “Potential Payments Upon Termination.”

Steven Tomsic

The Company and Mr. Tomsic entered into an employment agreement on April 26, 2019 (with effect as of March 19, 2019), which expires on June 30, 2022. Under the terms of the employment agreement, Mr. Tomsic serves as Chief Financial Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Tomsic receives a base salary of $1.5 million per year and is eligible to receive an Annual Incentive Compensation award with a target of $2.5 million and a maximum payout of $5.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.

In addition, the agreement provides that Mr. Tomsic is eligible to receive Annual SAP Awards with an annual target award equal to $2.0 million. Mr. Tomsic is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. The employment agreement also provides for certain payments and benefits to Mr. Tomsic upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section titled “Potential Payments Upon Termination.”

2020 Proxy Statement	45

EXECUTIVE COMPENSATION

Outstanding Equity Awards at June 30, 2020

The following table sets forth information with respect to each of the named executive officer’s outstanding share-based awards at June 30, 2020.

	Option Awards				Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(c)	Market Value of Shares of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($)(d)
K. Rupert Murdoch	144,175	144,175(a)	$40.26	3/19/2026	416,929	$11,182,036	101,156	$2,713,004
	—	239,071(b)	$36.00	8/5/2026	—	—	—	—
Lachlan K. Murdoch	288,350	288,351(a)	$40.26	3/19/2026	698,121	$18,723,605	158,960	$4,263,307
	—	375,683(b)	$36.00	8/5/2026	—	—	—	—
John P. Nallen	144,175	144,175(a)	$40.26	3/19/2026	321,684	$8,627,565	72,254	$1,937,852
	—	170,765(b)	$36.00	8/5/2026	—	—	—	—
Viet D. Dinh	93,713	93,714(a)	$40.26	3/19/2026	167,138	$4,482,641	72,254	$1,937,852
	—	170,765(b)	$36.00	8/5/2026	—	—	—	—
Steven Tomsic	57,670	57,670(a)	$40.26	3/19/2026	84,200	$2,258,244	28,900	$775,098
	—	68,306(b)	$36.00	8/5/2026	—	—	—	—

(a)	Represents stock options granted pursuant to the 2019 SAP that will vest on June 15, 2021.

(b)

Represents stock options granted pursuant to the 2019 SAP that will vest in equal installments on August 15 of each of 2020, 2021 and 2022, subject to continued employment through the applicable vesting date (unless otherwise accelerated upon certain qualifying terminations of employment).

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EXECUTIVE COMPENSATION

(c)

This amount, further detailed in the table below, includes the following: (i) 21CF PSU Awards granted for the fiscal 2018-2020 performance period, which were converted into FOX RSUs, and vested on August 15, 2020 (“21CF 18 RSU”), (ii) FOX RSU Awards granted pursuant to the 2019 SAP that will vest on June 15, 2021 (“2019 ISAP RSU”); (iii) for Mr. Dinh, 21CF RSU Awards, which were converted into FOX RSUs that will vest on June 30, 2021 (“21CF 19 RSU”); and (iv) FOX RSU Awards granted pursuant to the 2019 SAP that will vest in equal installments on August 15 of each of 2020, 2021 and 2022 (“FOX 20 RSU”). In addition, the table below includes the additional units representing shares of Class A Common Stock representing dividend equivalents accrued with respect to all FOX RSUs, whether newly granted or converted as part of the Transaction. Dividend equivalents will settle when, and only to the extent that, the underlying RSUs vest.

	Stock Awards
Name	Award Type	Date of Grant	Number of Shares of Stock That Have Not Vested (#)
K. Rupert Murdoch	21CF 18 RSU	8/7/2017	270,902
	2019 ISAP RSU	3/19/2019	95,450
	FOX 20 RSU	8/5/2019	50,577
Lachlan K. Murdoch	21CF 18 RSU	8/7/2017	427,741
	2019 ISAP RSU	3/19/2019	190,901
	FOX 20 RSU	8/5/2019	79,479
John P. Nallen	21CF 18 RSU	8/7/2017	190,107
	2019 ISAP RSU	3/19/2019	95,450
	FOX 20 RSU	8/5/2019	36,127
Viet D. Dinh	21CF 19 RSU	10/15/2018	68,970
	2019 ISAP RSU	3/19/2019	62,041
	FOX 20 RSU	8/5/2019	36,127
Steven Tomsic	21CF 18 RSU	9/29/2017	31,570
	2019 ISAP RSU	3/19/2019	38,180
	FOX 20 RSU	8/5/2019	14,450

(d)	Calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 30, 2020 of $26.82.

(e)

Represents FOX PSU Awards granted on August 5, 2019 for the fiscal 2020-2022 performance period that will vest on August 15, 2022 (“FOX 20 PSU”). In addition, the number of FOX 20 PSUs presented includes the additional units representing shares of Class A Common Stock representing dividend equivalents accrued with respect to all FOX 20 PSUs. Dividend equivalents will settle when, and only to the extent that, the underlying PSUs vest.

Stock Vested During the Fiscal Year Ended June 30, 2020

The following table sets forth information with respect to the vesting of equity awards for each of the named executive officers during fiscal 2020.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
K. Rupert Murdoch	157,626	$4,461,105
Lachlan K. Murdoch	289,076	$8,180,905
John P. Nallen	139,083	$3,935,967
Viet D. Dinh	164,891	$4,675,611
Steven Tomsic	46,359	$1,311,741

2020 Proxy Statement	47

EXECUTIVE COMPENSATION

Pension Benefits as of June 30, 2020

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
K. Rupert Murdoch(b)	Qualified Pension Plan(d)	68	$799,000	$147,000
	Individual Supplemental Executive Retirement Plan	68	$134,752,000	—
	Total		$135,551,000	$147,000
Lachlan K. Murdoch(c)	Qualified Pension Plan(d)	9	$173,000	—
	Supplemental Executive Retirement Plan	9	$103,000	—
	Individual Supplemental Executive Retirement Plan	14	$20,179,000	—
	Total		$20,455,000	—
John P. Nallen	Qualified Pension Plan(d)	26	$1,496,000	—
	Supplemental Executive Retirement Plan	26	$650,000	—
	Individual Supplemental Executive Retirement Plan	36	$21,310,000	—
	Total		$23,456,000	—

(a)	Messrs. Dinh and Tomsic are not entitled to participate in the Company’s pension plans because they were closed to new employees at the time they joined the Company.

(b)

Mr. K.R. Murdoch’s pension benefits are primarily from the ISERA (as defined below). The value of his benefit reflects his 68 years of service with the Company, and since the timing of benefits from this plan are subject to Internal Revenue Code Section 409A, Mr. K.R. Murdoch cannot commence his benefits until he retires. While his benefits are subject to the delay, the Company actuarially increases the amount of his benefits to maintain the value of benefits he has already earned.

(c)

If Mr. L.K. Murdoch’s employment is terminated by the Company without cause or by Mr. L.K. Murdoch with good reason, Mr. L.K. Murdoch is entitled to additional age and service credits when calculating his pension benefits. Please see the section titled “Description of Pension Benefits.” The value of this benefit for Mr. L.K. Murdoch as of June 30, 2020 is $4.3 million.

(d)	Qualified pension plan includes benefits earned under two legacy pension plans assumed by FOX in connection with the Transaction.

Description of Pension Benefits

FOX maintains a legacy qualified pension plan originally established by 21CF and assumed by FOX in connection with the Transaction (the “Qualified Pension Plan”). The Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan maintained for employees hired before January 1, 2008, including Messrs. K.R. Murdoch, L.K. Murdoch, and Nallen. Under the Qualified Pension Plan, participants are generally entitled to receive unreduced benefits upon retirement at age 65 or later, paid in the form of a monthly annuity. The accrued benefit under the Qualified Pension Plan at normal retirement age for service after June 30, 1989 is generally equal to 1% of monthly compensation times years of service after June 30, 1989, plus 0.6% of average monthly compensation in excess of average covered compensation times such years of service limited to 35 years (includes service prior to June 30, 1989 for limiting service). For service prior to June 30, 1989, the accrued benefit is the accrued benefit calculated under the prior plan formula and adjusted for the increase in average compensation. Average compensation is generally compensation reported on the participant’s W-2 form plus 401(k) plan or Section 125 deferrals, but does not include non-cash bonuses, for any 60 consecutive months during the participant’s last 120 months of service. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.

In addition to the Qualified Pension Plan, FOX maintains a legacy Supplemental Executive Retirement Plan originally established by 21CF and assumed by FOX in connection with the Transaction (the “SERP”), which provides benefits to employees who participate in the Qualified Pension Plan but whose annual compensation exceeded the compensation limit imposed on the Qualified Pension Plan by the Internal Revenue Service ($285,000 in calendar 2020), including Messrs. L.K. Murdoch and Nallen. The compensation limit for the SERP is capped at $100,000 in excess of the qualified pension limit imposed by the Internal Revenue Service (which cap is $385,000 in calendar 2020). The benefits provided by the SERP are calculated using the same formula as the Qualified Pension Plan.

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EXECUTIVE COMPENSATION

Messrs. K.R. Murdoch, L.K. Murdoch, and Nallen also each participate in legacy Individual Supplemental Employee Retirement Agreements originally established by 21CF and assumed by FOX in connection with the Transaction (the “ISERAs”), which provide enhanced retirement benefits. The ISERA compensation limit for fiscal 2020 is between $2 million and $3 million, and varies by individual. The benefit provided under the ISERA is unreduced for early retirement beginning at age 55 and is paid as 100% joint and surviving spouse annuity, and the benefit can be paid in a lump sum or installments if so elected. This benefit is indexed annually at retirement to account for inflation. The ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses.

The SERP and the ISERA are nonqualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of FOX and can be used to satisfy FOX’s obligations in the event of bankruptcy or insolvency. The assumed retirement age for Messrs. K.R. Murdoch and Nallen is their respective current age, as they are each currently entitled to unreduced pension benefits under the ISERA. For Mr.  L.K. Murdoch, the assumed retirement age is 55, the age he is entitled to receive unreduced benefits from the ISERA.

Potential Payments Upon Termination

As noted in the section titled “Employment Arrangements,” the applicable employment agreements for each of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic and the terms and conditions of the Annual SAP Awards provide for certain payments and benefits upon a separation from the Company.

Lachlan K. Murdoch

If Mr. L.K. Murdoch’s employment is terminated during the term of his employment agreement (the “Term”) without cause or by Mr. L.K. Murdoch for good reason other than during the 12-month period following a “change in control” (as defined in the 2019 SAP), or if his employment is terminated during the term of his employment agreement due to Mr. L.K. Murdoch’s death or disability, Mr. L.K. Murdoch will be entitled to receive (i) his accrued base salary through the date of termination; (ii) payment of any Annual Incentive Compensation earned but not yet paid in respect of any fiscal year or other period ending prior to the date of termination; (iii) reimbursement of any then-unreimbursed expenses; and (iv) other vested benefits in accordance with applicable plans and programs of the Company then in effect for similarly situated senior executives of the Company, if any (collectively, the “Accrued Benefits”). In addition to the Accrued Benefits, in such events, he will be entitled to receive (i) cash severance equal to the greater of (a) the sum of two years of his annual base salary and two years of his target bonus if termination is prior to June 30, 2021 (the “legacy severance benefits”) or the sum of one year of annual base salary and target bonus for the year in which termination occurs if termination is on or after July 1, 2021 or (b) the remainder of his annual base salary for the remainder of the Term and payment of his target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based Annual SAP Award and (y) continued vesting of any awarded but unvested performance-based Annual SAP Awards, subject to the achievement of any applicable performance-based vesting conditions; and (iii) payments by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If Mr. L.K. Murdoch’s employment is terminated during the Term without cause or by Mr. L.K. Murdoch for good reason, or due to Mr. L.K. Murdoch’s death or disability, in any case, during the 12-month period following a “change in control” (as defined in the 2019 SAP), Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times his target bonus for the year in which termination occurs or (b) the sum of his annual base salary for the remainder of the Term and his target bonus for each remaining bonus period during the remainder of the Term.

If Mr. L.K. Murdoch’s employment is terminated for cause by the Company, Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as an opportunity to earn (a) a pro rata portion of the Annual Incentive Compensation in respect of the year in which Mr. L.K. Murdoch’s termination occurs and (b) a pro rata portion of any then-outstanding performance-based Annual SAP Awards, in each case, subject to the achievement of any applicable performance conditions. If the Company and Mr. L.K. Murdoch have not entered into a subsequent employment agreement as of the conclusion of the Term and Mr. L.K. Murdoch terminates employment promptly thereafter, Mr. L.K. Murdoch will be entitled to receive (a) accelerated vesting of any awarded but unvested time-based Annual SAP Awards and (b) continued vesting of any awarded but unvested performance-based Annual SAP Awards, subject to the achievement of any applicable performance-based vesting conditions.

John P. Nallen, Viet D. Dinh and Steven Tomsic

If Mr. Nallen’s, Mr. Dinh’s or Mr. Tomsic’s employment is terminated during the Term without cause or by the applicable executive for good reason other than during the 12-month period following a “change in control” (as defined in the 2019 SAP), or if each executive’s employment is terminated during the Term due to the executive’s death or disability, each executive will be entitled to receive the Accrued Benefits. In addition to the Accrued Benefits, in such events, each executive will be entitled to receive (i) cash severance equal to the greater of (a) the sum of one year of annual base salary and target bonus for the year in

2020 Proxy Statement	49

EXECUTIVE COMPENSATION

which termination occurs if termination is on or after July 1, 2021 or (b) the remainder of the annual base salary for the remainder of the Term and payment of target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based Annual SAP Award and (y) continued vesting of any awarded but unvested performance-based Annual SAP Awards, subject to the achievement of any applicable performance-based vesting conditions; and (iii) payments by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If the executive’s employment is terminated during the Term without cause or by the Executive for good reason, or due to the executive’s death or disability, in any case, during the 12-month period following a “change in control” (as defined in the 2019 SAP), each executive will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times target bonus for the year in which termination occurs or (b) the sum of annual base salary for the remainder of the Term and target bonus for each remaining bonus period during the remainder of the Term.

If the executive’s employment is terminated for cause by the Company or by the executive following the conclusion of the Term, each executive will be entitled to receive the same separation benefits as Mr. L.K. Murdoch’s separation benefits as described above.

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2020. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as base salary or Annual Incentive Compensation earned to date, or payments or benefits generally available to all salaried employees of the Company. The amounts presented in the table below are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2020 noted in the Pension Benefits Table above.

	Type of Termination

Name	Retirement	By Company for Cause	By Company without Cause or By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch
Equity Awards	$11,335,071	$ 9,526,384	$13,895,040	$11,335,071
Health and Other Benefits(a)	$ 1,928,000	$ 1,928,000	$ 1,928,000	$ 1,928,000
Total	$13,263,071	$11,454,384	$15,823,040	$13,263,071
Lachlan K. Murdoch
Cash Severance	—	—	$18,000,000	—
Equity Awards	—	$ 1,421,085	$22,986,912	—
Health and Other Benefits	—	$ 2,602,000	$ 2,602,000	$ 2,602,000
Total	—	$ 4,023,085	$43,588,912	$ 2,602,000
John P. Nallen
Cash Severance	—	—	$10,000,000	—
Equity Awards	$ 8,005,448	$ 6,713,529	$10,565,417	$ 8,005,448
Health and Other Benefits(a)	$ 1,837,000	$ 1,837,000	$ 1,837,000	$ 1,837,000
Total	$ 9,842,448	$ 8,550,529	$22,402,417	$ 9,842,448
Viet D. Dinh
Cash Severance	—	—	$12,000,000	—
Equity Awards	—	$ 645,933	$ 6,420,493	—
Health and Other Benefits	—	—	$ 196,866	—
Total	—	$ 645,933	$18,617,359	—
Steven Tomsic
Cash Severance	—	—	$ 8,000,000	—
Equity Awards	—	$ 258,357	$ 3,033,342	—
Health and Other Benefits	—	—	$ 196,866	—
Total	—	$ 258,357	$11,230,208	—

(a)	Messrs. K.R. Murdoch and Nallen are retirement eligible and are each currently entitled to unreduced pension benefits under the ISERA.

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EXECUTIVE COMPENSATION

CEO Pay Ratio

In accordance with SEC rules, the Company is disclosing the ratio of the annual total compensation of the Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. In calculating this ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their respective pay ratios.

For the fiscal year ended June 30, 2020, the annual total compensation of the Chief Executive Officer was $29,154,460 and the annual total compensation of the median employee of the Company was $81,307, which resulted in a ratio of 359 to 1. The pay ratio is based on the Company’s payroll and employment records and the following methodology. The Company used June 12, 2020 as the date to determine the median employee. At that date, the Company had approximately 12,800 employees globally consisting of full-time, part-time and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in China (45), which in aggregate represent less than 5% of our workforce under SEC rules. To identify the median employee, the Company reviewed data on base salary plus overtime, incentives and other allowances paid to employees during the fiscal year ended June 30, 2020. Base salaries were adjusted for full-time and part-time employees hired during the measurement period to reflect a full year of service. No cost-of-living adjustments were made in identifying the median employee. We believe that annual base salary plus overtime, incentives and other allowances is a consistently applied compensation measure at the Company and most appropriate for determining the median employee. After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s named executive officers as set forth in the Summary Compensation Table.

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NON-EXECUTIVE DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are set by the Board. During fiscal 2020, the Compensation Committee reviewed director compensation against the Company’s peers and considered the appropriateness of the form and amount of director compensation and recommendations made by FW Cook concerning director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of FOX’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2020, the Non-Executive Directors were Mr. Carey, Ms. Dias, Mr. Hernandez, Mr. Nasser and Mr. Ryan. In light of the COVID-19 pandemic, in April 2020, the Non-Executive Directors voluntarily agreed to suspend any increase in their annual cash retainers for fiscal 2021. The annual retainers paid to the Non-Executive Directors for service on the Board and the additional retainers paid for service on its committees for fiscal 2020 and for the upcoming fiscal year are set forth in the table below.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2020

Annual Cash Retainer	$100,000
Annual cash-settled Deferred Stock Units (“DSU”) Retainer	$195,000
Audit Committee Chair Annual Retainer	$ 25,000
Compensation Committee Chair Annual Retainer	$ 25,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$ 15,000
Audit Committee Member Annual Retainer	$ 15,000
Compensation Committee Member Annual Retainer	$ 15,000
Nominating and Corporate Governance Committee Member Annual Retainer	$ 10,000

The Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director at the earlier of (1) the first trading day of the quarter five years following the date of grant or (2) upon a Director’s end of service. There are no fees based upon the number of meetings attended. Non-Executive Directors who first join the Board between annual meetings are entitled to receive a pro rata cash retainer and a prorated award of DSUs based on the number of days of service until the Company’s next annual meeting of stockholders.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

The table below shows the total compensation paid during fiscal 2020 by the Company to each of the Non-Executive Director.

Director Compensation for the Fiscal Year Ended June 30, 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards(b)	All Other Compensation	Total
Chase Carey(a)	$100,000	$194,986	N/A	$294,986
Anne Dias	$140,000	$194,986	N/A	$334,986
Roland A. Hernandez	$150,000	$194,986	N/A	$344,986
Jacques Nasser	$155,000	$194,986	N/A	$349,986
Paul D. Ryan	$140,000	$194,986	N/A	$334,986

(a)

Excluded from the table are $3,721,000 for the change in pension value, $1,061,879 in pension payments and imputed income under the Company’s executive health and welfare plans of $80,874 arising out of post-employment contractual obligations related to Mr. Carey’s prior service as an executive officer of 21CF, which were assumed by the Company in connection with the Transaction.

(b)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during fiscal 2020.

52	2020 Proxy Statement

NON-EXECUTIVE DIRECTOR COMPENSATION

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2020 of each of the Non-Executive Directors who served as Directors during fiscal 2020.

Name	Number of Shares or Units of Stock That Have Not Vested(a)
Chase Carey	9,099
Anne Dias	9,099
Roland A. Hernandez	9,099
Jacques Nasser	9,997
Paul D. Ryan	9,099

(a)

Includes DSUs representing dividend equivalents accrued with respect to DSUs. The DSUs representing the dividend equivalents will be settled in stock upon the settlement of the underlying DSUs. The DSUs will settle in stock on the earlier of (i) the first trading day of the quarter five years following the grant and (ii) the Director’s end of service with the Company.

Non-Executive Director Stock Ownership Guidelines

Non-Executive Directors are expected to have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. In connection with the closing of the Transaction, the Board adopted stock ownership guidelines that require each Non-Executive Director to own equity securities of the Company equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board by the fifth anniversary of the director’s first election to the Board. The Compensation Committee monitors compliance with these requirements on a regular basis and, from time to time, may exercise discretion in light of applicable circumstances. As of the end of fiscal 2020, all Non-Executive Directors were in compliance with the ownership guidelines.

The Company prohibits all Directors (and their family members and controlled entities that are subject to its Insider Trading and Confidentiality Policy), from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds that hedge or offset, or are designed to hedge or offset, any decrease in the market value of FOX’s securities) or hedging or pledging equity compensation.

2020 Proxy Statement	53

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity plan information as of June 30, 2020 with respect to the Company’s outstanding equity awards and shares of Class A Common Stock reserved for future issuance under the Company’s equity compensation plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, Rights, RSUs and PSUs (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(2)	15,013,229	$35.11	53,745,400
Equity compensation plans not approved by stockholders	—	—	—
Total	15,013,229	$35.11	53,745,400

(1)

Column (a) includes shares of Class A Common Stock underlying outstanding stock options, RSUs and PSUs, which include 4,413,980 RSUs granted under the 2019 SAP in substitution for awards originally granted by 21CF, which do not count against the 2019 SAP’s share limit. Because there is no exercise price associated with RSUs or PSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b).

(2)	This equity compensation plan, the 2019 SAP, was approved by the Company’s former parent and sole stockholder, 21CF, prior to the Transaction.

54	2020 Proxy Statement

EXECUTIVE OFFICERS OF FOX CORPORATION

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	89	Chairman
Lachlan K. Murdoch(1)	49	Executive Chairman and Chief Executive Officer
John P. Nallen	63	Chief Operating Officer
Viet D. Dinh	52	Chief Legal and Policy Officer
Steven Tomsic	50	Chief Financial Officer

(1)

Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and L.K. Murdoch can be found under the heading “Election of Directors.”

John P. Nallen has been the Chief Operating Officer of the Company since October 2018. He served as 21CF’s Senior Executive Vice President and Chief Financial Officer from 2013 to March 2019 and its Executive Vice President and Deputy Chief Financial Officer from 2001 to 2013. He also served as a Director of Sky plc from 2015 to 2018. Prior to joining 21CF in 1995, he worked for 16 years at Arthur Andersen where he was a partner in its Media and Entertainment Practice.

Viet D. Dinh has been Chief Legal and Policy Officer of the Company since October 2018. Before joining the Company, Mr. Dinh was a partner at Kirkland & Ellis LLP and Founding Partner of Bancroft PLLC. Mr. Dinh was a professor at the Georgetown University Law Center for 20 years and U.S. Assistant Attorney General for Legal Policy from 2001 to 2003. He served on the Board of Directors of 21CF from 2004 to 2018, of LPL Financial Holdings Inc. from 2015 to 2018, of Scientific Games Corporation from 2017 to 2018, and of Revlon, Inc. from 2012 to 2017.

Steven Tomsic has been the Company’s Chief Financial Officer since October 2018. He served as Deputy Chief Financial Officer of 21CF from 2017 to March 2019 and its Executive Vice President, Corporate Finance from 2015 to 2017. Mr. Tomsic was the Chief Financial Officer of Sky Deutschland AG from 2010 to 2015. Before that, Mr. Tomsic served in various finance roles across 21CF’s European and Asian corporate offices, European channels businesses, Sky Italia and at FOXTEL in Australia. Prior to joining 21CF, Mr. Tomsic worked at the Boston Consulting Group, Nomura and ANZ Bank.

2020 Proxy Statement	55

SECURITY OWNERSHIP OF FOX CORPORATION

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 14, 2020 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Compensation Discussion and Analysis — Named Executive Officers”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)

	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)

Name(2)	Non-Voting Class A Common Stock(5)	Voting Class B Common Stock(6)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(6)
Murdoch Family Trust(7) c/o McDonald Carano, LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	19,000	102,207,826	—	*	39.6%
T Rowe Price Associates, Inc.(8) c/o 100 E Pratt Street Baltimore, MD 21202	—	17,291,755	—	—	6.7%
K. Rupert Murdoch(9)	4,354,542	103,629,864	223,865	1.4%	40.1%
Lachlan K. Murdoch(10)	531,602	1,952	413,577	*	*
Chase Carey(11)	281,188	—	—	*	—
Anne Dias	9,099	—	—	*	—
Roland A. Hernandez(12)	12,099	—	—	*	—
Jacques Nasser(13)	19,163	—	—	*	—
Paul D. Ryan	9,099	—	—	*	—
John P. Nallen	228,937	—	201,096	*	—
Viet D. Dinh	15,966	350	150,634	*	*
Steven Tomsic	63,870	—	80,438	*	—
All current Directors and executive officers as a group (total of 10)	5,525,565	103,632,166	1,069,610	1.9%	40.1%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 14, 2020.

(1)

This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.

(2)	The address for all Directors and executive officers of the Company is c/o Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036.

(3)	The number of option shares reported reflects the number of options currently exercisable or that become exercisable within 60 days following September 14, 2020.

(4)

The applicable percentage of ownership is based on 338,784,889 shares of Class A Common Stock and 258,400,118 shares of Class B Common Stock outstanding as of September 14, 2020, for such stockholder or group of stockholders, as applicable.

(5)

Beneficial ownership of Class A Common Stock includes (i) for the following Directors DSUs which are paid in Class A Common Stock as of the earlier of the first trading day of the quarter five years following the date of grant and the date of the Director’s end of service: 9,997 DSUs held by Mr. Nasser and 9,099 DSUs held by each of Ms. Dias and Messrs. Carey, Hernandez, and Ryan.

(6)

Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.

(7)

Beneficial ownership of Class A Common Stock is based on beneficial ownership of Class A Common Stock as of March 19, 2019 as reported on Form 3 filed with the SEC on March 21, 2019. Beneficial ownership of the Class B Common Stock is as of

56	2020 Proxy Statement

SECURITY OWNERSHIP OF FOX CORPORATION

March 19, 2019 as reported on Schedule 13G filed with the SEC on March 22, 2019. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock may be pledged from time to time to secure loans with certain banks.

(8)

Beneficial ownership of FOX Class B Common Stock is based on beneficial ownership as of December 31, 2019 as reported on Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2020. Such Schedule 13G reported sole voting power over 7,977,620 shares of Class B Common Stock and sole dispositive power over 17,223,839 shares of Class B Common Stock.

(9)

Beneficial ownership reported includes 19,000 shares of Class A Common Stock and 102,207,826 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 1,422,038 shares of Class B Common Stock and 1,425,732 shares of Class A Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,909,810 shares of Class A Common Stock held by the G&CM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s two youngest children; however, Mr. K.R. Murdoch disclaims beneficial ownership of such shares.

(10)

Beneficial ownership includes 531,450 shares of Class A Common Stock held by the LKM Family Trust, which is administered by an independent trustee for the benefit of Mr. L.K. Murdoch, his immediate family members and certain charitable organizations.

(11)	Beneficial ownership reported includes 45,101 shares of Class A Common Stock held by a charitable foundation of which Mr. Carey holds a trustee interest.

(12)

Beneficial ownership includes 3,000 shares of Class A Common Stock held by the Hernandez Family Trust, which is administered by Roland A. Hernandez as trustee for the benefit of himself and his immediate family members.

(13)	Beneficial ownership includes 9,166 shares of Class A Common Stock held by the Jacques Nasser Trust dated April 29, 1996 as amended, which is administered by Jacques Nasser as trustee.

2020 Proxy Statement	57

INFORMATION ABOUT THE ANNUAL MEETING

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of proxies for use at the Annual Meeting to be held on November 12, 2020 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at the FOX Studio Lot, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment or postponement thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at the FOX Studio Lot. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

This proxy statement is first being made available to stockholders on or about September 23, 2020. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock and Class B Common Stock. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

Record Date

The Board has fixed the close of business on September 14, 2020 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). If the Annual Meeting is adjourned or postponed, notice of such adjournment or postponement will be provided to all stockholders of record entitled to vote at the Annual Meeting in accordance with applicable law and the By-laws.

Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 258,400,118 shares of Class B Common Stock outstanding and entitled to vote held by approximately 4,900 holders of record. Each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten days prior to the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

58	2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Internet Availability of Proxy Materials

In accordance with the rules of the SEC, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about September 23, 2020.

The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about September 23, 2020 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com. Our 2020 annual report to stockholders will be made available at the same time and by the same methods.

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2 and 3 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or

2020 Proxy Statement	59

INFORMATION ABOUT THE ANNUAL MEETING

by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036;

•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);

•	by submitting a later-dated proxy card;

•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Attending the Annual Meeting in Person

To support the health and well-being of our stockholders, directors and employees, the Company may take certain precautions in connection with the Annual Meeting, which will take into account the then-current status of the COVID-19 pandemic. Details of any such precautions will be posted on our website in due course: https://investor.foxcorporation.com/annual-meeting.

While all of the Company’s stockholders are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you plan to attend the Annual Meeting in person, you must be a stockholder on the record date of September 14, 2020 and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can print your own ticket and you must bring it to the meeting to gain access. Tickets can be printed by accessing Stockholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16-digit number included on your proxy card or voter instruction form). If you are unable to print your ticket, please contact the Corporate Secretary at 1-212-852-7000. Requests for admission tickets will be processed in the order in which they are received and must be submitted no later than 11:59 p.m. (Eastern Time) on November 6, 2020. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. If you received your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. If you are attending the Annual Meeting in person, you will be required to present valid, government-issued photo identification, such as a driver’s license or passport, and an admission ticket to be admitted to the Annual Meeting.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the meeting begins. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to 2020AnnualMeeting@fox.com and identify your specific need no later than November 6, 2020.

60	2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting will be audiocast live on the Internet at https://investor.foxcorporation.com/annual-meeting.

Required Vote

Quorum. In order for the Company to conduct the Annual Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the seven Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the votes cast on this proposal.

Advisory Vote to Approve Named Executive Officer Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

Other Items. Under the Company’s By-laws and the Nasdaq listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies which are submitted or returned and not revoked will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of each of the Director nominees;

•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021;

•	“FOR,” on an advisory basis, the approval of the compensation of named executive officers; and

•	in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.

A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

Electronic Delivery of Future Proxy Materials

In an effort to reduce the amount of paper used and mailed to stockholders’ homes, stockholders can elect to receive future Fox Corporation proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Email Alerts” link in the “Resources” section of the Company’s website at https://investor.foxcorporation.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

2020 Proxy Statement	61

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2020 with the SEC on August 10, 2020. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.foxcorporation.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K, including the financial statements and schedules, may be obtained without charge from the Company. Paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@fox.com.

2021 ANNUAL MEETING OF STOCKHOLDERS

It is currently anticipated that the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) will be held on November 10, 2021.

To be considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be in writing and received by the Company’s Secretary at the Company’s principal executive offices at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than May 26, 2021. Such proposals must also comply with the requirements of Rule 14a-8.

Under the By-laws, stockholder proposals made outside the process of Rule 14a-8 and stockholders’ director nominations for the 2021 Annual Meeting must be in writing and received by the Company’s Secretary at the Company’s principal executive offices between the close of business on July 15, 2021 and the close of business on August 14, 2021; provided, however, that in the event that the 2021 Annual Meeting is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2020 Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is made. Stockholders are advised to review the By-laws, as they contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the By-laws is available on the website of the SEC (www.sec.gov) as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 14, 2019 and filed with the SEC on March 19, 2019.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Viet D. Dinh

Chief Legal and Policy Officer

New York, NY

September 23, 2020

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

62	2020 Proxy Statement

APPENDIX A

FOX CORPORATION ANNUAL MEETING OF STOCKHOLDERS Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure. NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS. Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure. YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP. DIRECTIONS TO CENTURY PARKWEST PARKING STRUCTURE From LAX Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From East Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point. From North Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point. From South Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point. CENTURY PARK WEST PARKING STRUCTURE 2030 CENTURY PARK WEST LOS ANGELES, CA 90067 SANTA MONICA BLVD CENTURY PARK EAST AVENUE OF THE STARS CENTURY CITY SHOPPING & MARKET PLACE CENTURY PARK WEST CONSTELLATION BLVD GALAXY WAY SOLAR WAY E (CPW) CENTURY PARK WEST PARKING STRUCTURE FOX PLAZA FOX STUDIO PICO BLVD MOTOR AVE N MAP LEGEND SHUTTLE POINT E PARKING ENTRANCE

2020 Proxy Statement	A-1

FOX CORPORATION 1211 AVENUE OF THE AMERICAS 44TH FLOOR NEW YORK, NY 10036	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
STOCKHOLDER MEETING REGISTRATION
To attend the meeting, go to the “Register to Attend Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24010-Z78229-P44754                KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

FOX CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
1. Proposal to elect 7 directors		For	Against	Abstain

1a. K. Rupert Murdoch AC		☐	☐	☐		For	Against	Abstain

1b. Lachlan K. Murdoch		☐	☐	☐	2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending June 30, 2021.	☐	☐	☐
1c. Chase Carey		☐	☐	☐

1d. Anne Dias		☐	☐	☐	3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

1e. Roland A. Hernandez		☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
1f. Jacques Nasser AC		☐	☐	☐
1g. Paul D. Ryan		☐	☐	☐

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

If you plan to attend the Annual Meeting on November 12, 2020, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than November 6, 2020. On the day of the Annual Meeting, each stockholder will be required to present a government-issued picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. (Pacific Time) and the Annual Meeting will begin at 10:00 a.m. (Pacific Time). Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D24011-Z78229-P44754

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS

of FOX CORPORATION

The Annual Meeting of Stockholders will be held at the

Zanuck Theatre at the FOX Studio Lot

10201 West Pico Boulevard

Los Angeles, California 90035

November 12, 2020 10:00 a.m. (Pacific Time)

This proxy is solicited on behalf of the Board of Directors

of Fox Corporation for the Annual Meeting of Stockholders November 12, 2020

        The undersigned, a stockholder of Fox Corporation, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. Lachlan K. Murdoch, John P. Nallen and Viet D. Dinh and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 12, 2020 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at the FOX Studio Lot, 10201 West Pico Boulevard, Los Angeles, California 90035.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FORM OF PROXY

(Continued and to be signed on reverse side)